                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              NORWEST CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                      LOGO

                                                 March 21, 1995

Dear Stockholder:

  The annual meeting of stockholders will be held on Tuesday, April 25, 1995, at 10:00 a.m., Minneapolis time, in the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota. The formal Notice of the Meeting and Proxy Statement appear in the pages that follow.

  In addition to the election of directors and the ratification of the appointment of auditors for the year 1995, stockholders will be asked to consider and vote upon a proposal to amend Norwest Corporation's Restated Certificate of Incorporation to authorize 4,000,000 shares of Preference Stock.

  We recommend that you vote for the proposals referred to above, which are set forth in more detail in the accompanying proxy statement.

                                   Sincerely,

                                   [ART]

                                   RICHARD M. KOVACEVICH
                                   President and
                                   Chief Executive Officer

                              ------------------

Please sign and date the enclosed proxy and return it promptly in the enclosed envelope if you do not expect to be personally present and wish your stock to be voted. If you later find that you may be present or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

                              ------------------

                              NORWEST CORPORATION

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 1995

                             ---------------------

To the Holders of Common Stock of
Norwest Corporation:

  NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Norwest Corporation, a Delaware corporation (the "Corporation"), will be held in the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Tuesday, April 25, 1995, at 10:00 a.m., Minneapolis time, for the following purposes:

  (1) To elect directors to hold office until the next annual election and until their successors shall be duly elected and qualified;

  (2) To consider and vote upon a proposal to amend the Corporation's Restated Certificate of Incorporation to authorize a new class of capital stock consisting of 4,000,000 shares of Preference Stock;

  (3) To consider and vote upon a proposal to ratify the appointment by the Board of Directors of KPMG Peat Marwick to audit the books of the Corporation and subsidiaries for the year ending December 31, 1995; and

  (4) To transact such other business as may properly come before the meeting.

  Only holders of common stock of record at the close of business on March 7, 1995, will be entitled to vote at the meeting or any adjournment thereof.

                                        By Order of the Board of Directors,
                                        [ART]
                                        LAUREL A. HOLSCHUH
                                        Secretary

March 21, 1995

                              NORWEST CORPORATION

                                 NORWEST CENTER
                              SIXTH AND MARQUETTE
                          MINNEAPOLIS, MINNESOTA 55479

                             ---------------------
                                PROXY STATEMENT

                             ---------------------

  This proxy statement is furnished in connection with the solicitation by the Board of Directors of Norwest Corporation (the "Corporation") of proxies for the annual meeting of stockholders to be held Tuesday, April 25, 1995. Shares of common stock may be represented at the annual meeting by stockholders in person or by proxy. Where specification is made in the proxy, the stock will be voted in accordance therewith. Where no specification is made in the proxy, the stock will be voted in favor of the election of the director-nominees named herein and the other proposals being submitted to stockholders at the meeting, unless authority to vote has been properly withheld on the proxy, as discussed more fully under the heading "VOTING PROCEDURES" below. Proxies may be revoked at any time before being voted.

  This proxy statement and the enclosed form of proxy are being mailed to stockholders commencing on or about March 21, 1995.

  Expenses in connection with this solicitation of proxies will be paid by the Corporation. Solicitation of proxies will be principally by mail. In addition, several officers or employees of the Corporation or its subsidiaries may solicit proxies, either personally, by telephone, or by special letter, from some stockholders. The Corporation will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and will reimburse them for their expenses in so doing. The Corporation has retained Georgeson & Company Inc., New York, New York, to assist in the solicitation of proxies on its behalf for a fee of $10,000 plus out-of-pocket expenses.

  So far as the Board of Directors and the management of the Corporation are aware, no matters other than those described in this proxy statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

                               SHARES OUTSTANDING

  There were outstanding on March 7, 1995, the record date for stockholders
entitled to vote at the meeting,             shares of common stock, each share
being entitled to one vote.

  The following table contains information with respect to each person, including any group, known to the Corporation to be the beneficial owner of more than 5% of the common stock of the Corporation as of December 31, 1994. Beneficial ownership of common stock has been determined for this purpose in accordance with Rule 13d-3 of the Securities and Exchange Commission, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.

                                                   AT DECEMBER 31, 1994
                                             ---------------------------------
                                             AMOUNT AND NATURE OF  PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP COMMON STOCK
- ------------------------------------         -------------------- ------------
Certain subsidiary banks, including Norwest
 Bank Minnesota, N.A., and trust company
 subsidiaries of Norwest Corporation,
 Norwest Center, Sixth and Marquette,
 Minneapolis, Minnesota 55479                     28,905,151(1)       9.3%
Certain subsidiaries, including investment
 advisors and an insurance company, of The
 Equitable Companies Incorporated, 787
 Seventh Avenue, New York, New York 10019         21,520,180(2)       6.9%

- ---------------------
(1) With respect to 10,377,079 of these shares, which include 2,000 shares issuable upon conversion of the Corporation's convertible subordinated debentures and 7,946 shares issuable upon conversion of the Corporation's Cumulative Convertible Preferred Stock, Series B, such subsidiaries had, in the aggregate: sole voting power over 8,117,263 shares, shared voting power over 1,105,233 shares, and no voting power over the remaining 1,154,583 shares; sole dispositive power over 7,464,546 shares, shared dispositive power over 2,327,109 shares, and no dispositive power over the remaining 585,424 shares.

  The amount shown also includes 18,528,072 shares held in the Master Savings Trust for participants in the Corporation's Savings-Investment Plan. Participants have the power to direct the voting of the shares held in trust based on the ratio of the value of each participant's accounts in the Norwest stock funds to the total value of the funds on a valuation date not more than 90 days preceding the record date for the applicable stockholders' meeting. Shares held in trust on the applicable record date will be voted by Norwest Bank Minnesota, N.A., as trustee of the trust, ratably based on the instructions of all plan participants who give instructions.

  The foregoing shares are held in a fiduciary or representative capacity, and the Corporation and such subsidiaries disclaim beneficial interest in these shares.

(2) With respect to these shares, certain subsidiaries, including investment advisors and an insurance company, of The Equitable Companies Incorporated had, in the aggregate: sole voting power over 12,795,862 shares, shared voting power over 535,800 shares, and no voting power over the remaining 8,188,518 shares; and sole dispositive power over 21,520,180 shares.

                               VOTING PROCEDURES

ELECTION OF DIRECTORS

  Under Delaware law, directors are elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION AND OTHER MATTERS

  The vote of a majority of all outstanding shares of common stock is required under Delaware law to approve the proposed amendment to the Corporation's Restated Certificate of Incorporation (the "Restated Certificate") to authorize a new class of capital stock consisting of 4,000,000 shares of Preference Stock (Proposal 2). The vote of the majority of shares present in person or represented by proxy at the meeting in favor of a matter, other than the election of directors and the proposed amendment to the Restated Certificate, is required under Delaware law for the matter to be deemed an act of the stockholders. Shares abstaining from voting on a particular matter are considered present at the meeting for purposes of determining a quorum, but are treated as having voted against the matter at the meeting. Shares for which a broker non-vote has been recorded are not considered present at the meeting for the particular matter as to which the broker withheld authority. Consequently, broker non-votes are not counted for quorum or voting purposes with respect to such matter, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority vote is calculated.

POLICY ON CONFIDENTIAL VOTING

  It is the policy of the Corporation that all stockholder meeting proxies, ballots, and voting tabulations that identify the particular vote of a stockholder are to be kept confidential and that the particular vote of any stockholder shall not be disclosed to any third party prior to the tabulation of the final vote at the annual stockholders' meeting except (i) as necessary to meet applicable legal requirements; (ii) to assert claims for or defend claims against the Corporation; (iii) to allow the inspectors of election to certify the results of the stockholder vote; (iv) in the event of a proxy solicitation in opposition to the Corporation or the Board of Directors; or (v) to respond to stockholders who have written comments on proxy cards or where a stockholder expressly requests disclosure. As provided in such policy, inspectors of election and tabulators of stockholder votes may not be employees of the Corporation, but may be employees of an affiliated bank, provided that such inspectors and tabulators shall be instructed to comply with this policy.

                         ITEM 1. ELECTION OF DIRECTORS

  As of the date hereof, the Board of Directors consists of 17 persons. Directors N. Berne Hart, George C. Howe, and John E. Pearson will be retiring as directors of the Corporation at the 1995 annual meeting. The Board of Directors has therefore fixed the number of persons to be elected as directors at the annual meeting at 14 and designated the individuals named below as nominees for election. All of the nominees have indicated a willingness to serve, but in case any nominee is not a candidate at the annual meeting, it is the intention of the persons named in the enclosed proxy to vote for the remainder of the designated nominees and to vote for a substitute nominee in their discretion. All nominees are presently directors of the Corporation and have been previously elected by the stockholders. Directors are elected to hold office until the next annual election and until their successors are duly elected and qualified.

  Additional information regarding these nominees is set forth below and on
pages   ,    and   , and the number of shares of common stock of the
Corporation beneficially owned by each of them as of February 28, 1995, is set
forth on pages    through   . Except as may be otherwise expressly stated, all
nominees for director have served in the capacities indicated for more than five years.


                 DAVID A. CHRISTENSEN, 59                   Director since 1977
                 President and Chief Executive Officer and Director

  (PICTURE)      Raven Industries, Inc.
                 (Diversified Manufacturer of Plastics, Electronics, and
                  Special-Fabric Products)

                 Sioux Falls, South Dakota

                 Mr. Christensen also serves as a director of Northern States Power Company and Norwest Bank South Dakota, N.A., a subsidiary of the Corporation.

                 GERALD J. FORD, 50                         Director since 1994
                 Chairman of the Board, Chief Executive Officer and Director

  (PICTURE)      First Nationwide Bank, a Federal Savings Bank
                 (Financial Services)

                 Dallas, Texas

                 Over the last five years, Mr. Ford served as Chairman of the Board and Chief Executive Officer and a director of First Madison Bank, FSB of Dallas, Texas ("First Madison") (formerly known as First Gibraltar Bank, FSB). In 1994, in connection with its acquisition of First Nationwide Bank, FSB, First Madison changed its name to "First Nationwide Bank, a Federal Savings Bank." Mr. Ford also served as Chairman and Chief Executive Officer of First United Bank Group, Inc., until it was acquired by the Corporation on January 14, 1994.

                 Mr. Ford also serves as President and owner of Diamond A-- Ford Corporation; as a director of Affiliated Computer Systems, Inc., Millennium Mortgage Company, and Madison Realty Advisors, Inc.; as a trustee of Southern Methodist University (SMU) and Children's Medical Foundation; as a member of the Board of Regents of Texas A&M University; as a member of the Dallas Citizen's Counsel; as Vice Chairman of the Executive Board of Dedman College, SMU; and as a director of the Dallas Boys and Girls Clubs, Inc. and the School of American Research, Santa Fe, New Mexico.

- --------------------------------------------------------------------------------


                 PIERSON M. GRIEVE, 67                      Director since 1987
                 Chairman and Director

  (PICTURE)      Ecolab Inc.
                 (Developer and Marketer of Cleaning, Sanitizing,

                  and Maintenance Products and Services)
                 St. Paul, Minnesota

                 Over the last five years, Mr. Grieve served as Chairman, President and Chief Executive Officer of Ecolab Inc. until August 21, 1992, when he became Chairman and Chief Executive Officer. On March 1, 1995, he assumed his present position.

                 Mr. Grieve also serves as a director of Meredith Corporation, U S WEST, Inc., and The St. Paul Companies, Inc.; as Chairman of the Board of Overseers of the Carlson School of Management at the University of Minnesota; as Chairman of the Advisory Board of Minnegasco; as a member of the Advisory Council of the Kellogg Graduate School of Management of Northwestern University; and as a member of the Executive Committee of the Minnesota Business Partnership, Inc. and The Guthrie Theater.

                 CHARLES M. HARPER, 67                      Director since 1985

                 Chairman and Chief Executive Officer and Director RJR Nabisco Holdings Corp.

  (PICTURE)      (Consumer Packaged Goods)
                 New York, New York


                 Over the last five years, Mr. Harper served as Chairman of the Board and Chief Executive Officer of ConAgra, Inc. until September 16, 1992, when he was elected as Chairman of the Board. Effective May 31, 1993, Mr. Harper assumed his present position.

                 Mr. Harper also serves as a director of Peter Kiewit Sons', Inc., Valmont Industries, Inc., E. I. DuPont deNemours & Company, and ConAgra, Inc.

- --------------------------------------------------------------------------------


                 WILLIAM A. HODDER, 63                      Director since 1971
                 Chairman and Chief Executive Officer and Director

  (PICTURE)      Donaldson Company, Inc.
                 (Manufacturer of Filtration and Emission

                  Control Products)
                 Minneapolis, Minnesota

                 Over the last five years, Mr. Hodder served as Chairman, President, and Chief Executive Officer until August 1, 1994, when he assumed his present position.

                 Mr. Hodder also serves as a director of Tennant Company, Cowles Media Company, ReliaStar Financial Corporation, and SUPERVALU INC.; and as a member of the Board of Overseers of the Carlson School of Management at the University of Minnesota and the Executive Committee of the Minnesota Business Partnership, Inc.

- --------------------------------------------------------------------------------


                 LLOYD P. JOHNSON, 64                       Director since 1985
                 Chairman of the Board and Director

  (PICTURE)      Norwest Corporation
                 Minneapolis, Minnesota


                 Over the last five years, Mr. Johnson served as Chairman of the Board and Chief Executive Officer until January 1, 1993, when he assumed his present position.

                 Mr. Johnson also serves as a director of Cargill, Incorporated, Musicland Stores Corporation, and Valmont Industries, Inc.; as a member of the Advisory Board of Minnegasco; as a trustee of the Minnesota Mutual Life Insurance Company; as Vice Chairman of the Board of Trustees and Chairman of the Capital Campaign of Carleton College; as Chairman of the Board of Trustees of the Minneapolis Institute of Arts; and as a member of the Board of Overseers of the Carlson School of Management at the University of Minnesota.

                 REATHA CLARK KING, 56                      Director since 1986
                 President and Executive Director

  (PICTURE)      General Mills Foundation
                 (Charitable Foundation for General Mills, Inc.)

                 Minneapolis, Minnesota

                 Dr. King also serves as a director of H.B. Fuller Company, the Minnesota Council on Foundations, and the Corporation for National Service; as a trustee of the Minnesota Mutual Life Insurance Company and the University of Chicago; and as a member of the Board of Managers of the Ministers and Missionaries Benefit Board of the American Baptist Churches, New York City.

- --------------------------------------------------------------------------------


                 RICHARD M. KOVACEVICH, 51                  Director since 1986
                 President and Chief Executive Officer and Director

  (PICTURE)      Norwest Corporation
                 Minneapolis, Minnesota


                 Over the last five years, Mr. Kovacevich served as President and Chief Operating Officer until January 1, 1993, when he assumed his present position.

                 Mr. Kovacevich also serves as a director of ReliaStar Financial Corporation, Northwestern National Life Insurance Company, Northern States Power Company, Fingerhut Companies, Inc., and the Bankers' Roundtable; as a director and member of the Executive Committee of the Minnesota Business Partnership, Inc.; as Vice Chairman of the Board of The Greater Minneapolis Metropolitan Housing Corporation; as Chairman of the American Bankers Council; and as a member of the Federal Reserve Advisory Council and the Advisory Council of Stanford University Graduate School of Business.

- --------------------------------------------------------------------------------


                 RICHARD S. LEVITT, 64                      Director since 1982
                 Chairman of the Board and Director

  (PICTURE)      Nellis Corporation
                 (Private Capital Management)

                 Minneapolis, Minnesota

                 Mr. Levitt also serves as a director of Meredith Corporation, Gaylord Container Corporation, the Northwest Area Foundation, the University of Iowa Law School Foundation, the University of Iowa Foundation, and Norwest Bank Iowa, N.A., a subsidiary of the Corporation.

                 RICHARD D. MCCORMICK, 54                   Director since 1983
                 Chairman and Chief Executive Officer and Director

  (PICTURE)      U S WEST, Inc.
                 (Communications)

                 Englewood, Colorado

                 Over the last five years, Mr. McCormick served as President and Chief Operating Officer of U S WEST, Inc. until December 31, 1990, when he was elected President and Chief Executive Officer. Effective May 1, 1992, Mr. McCormick assumed his present position.

                 Mr. McCormick also serves as a director of SUPERVALU INC., UAL Corporation, and Financial Security Assurance Holdings, Inc.

- --------------------------------------------------------------------------------


                 CYNTHIA H. MILLIGAN, 48                    Director since 1992
                 President and Chief Executive Officer

  (PICTURE)      Cynthia Milligan & Associates
                 (Consulting Firm to Financial Institutions)

                 Lincoln, Nebraska

                 Over the last five years, Ms. Milligan served as Director of the Nebraska Department of Banking and Finance until January 9, 1991, when she assumed her present position. Ms. Milligan has also served as Adjunct Professor of Law (Banking) at the University of Nebraska College of Law.

                 Ms. Milligan also serves as a director of Norwest Bank Nebraska, N.A., a subsidiary of the Corporation, and Gallup, Inc.; as a director and trustee of the University of Nebraska Foundation; as a trustee of Hastings College; as a director and a member of the Executive Committee of the Richard Nixon Library and Birthplace; and as President and a director of People's City Mission.

- --------------------------------------------------------------------------------


                 IAN M. ROLLAND, 61                         Director since 1993
                 Chairman and Chief Executive Officer and Director

  (PICTURE)      Lincoln National Corporation
                 Lincoln National Life Insurance Company

                 (Insurance)
                 Fort Wayne, Indiana

                 Over the last five years, Mr. Rolland served as President and Chief Executive Officer of Lincoln National Corporation and Chairman and President of Lincoln National Life Insurance Company, until January 1, 1992, when he assumed his present positions.

                 Mr. Rolland also serves as a director of Tokheim Corporation, NIPSCO Industries, Inc., Emphesys Financial Group, Inc., and Norwest Bank Indiana, N.A., a subsidiary of the Corporation.

                 STEPHEN E. WATSON, 50                      Director since 1989
                 President and Director

  (PICTURE)      Dayton Hudson Corporation
                 (General Merchandise Company)

                 Minneapolis, Minnesota

                 Over the last five years, Mr. Watson served as President of Dayton Hudson Corporation and Chairman and Chief Executive Officer of Dayton Hudson Department Store Company.

                 Mr. Watson also serves as a director of the Walker Art Center, the Minneapolis Downtown Council, and the Minneapolis Club; as Chairman of the Board of Associated Merchandising Corporation; and as a member of the Visiting Committee of Harvard Business School.

- --------------------------------------------------------------------------------


                 MICHAEL W. WRIGHT, 56                      Director since 1991
                 Chairman, President and Chief Executive Officer, and

  (PICTURE)      Director
                 SUPERVALU INC.

                 (Food Distribution and Retailing)
                 Minneapolis, Minnesota

                 Mr. Wright also serves as a director of Cargill, Incorporated, Musicland Stores Corporation, Honeywell, Inc., Shopko Stores, Inc., the National-American Wholesale Grocers Association, the International Center for Companies of the Food Trade and Industry, the Independent Grocers Alliance, Inc., and the Food Marketing Institute; as the 1993 Chairman of the Campaign of the United Way of Minneapolis; as a member of the Executive Committee of the Minnesota Business Partnership, Inc. and the Board of Overseers of the Carlson School of Management at the University of Minnesota; and as a trustee of St. Thomas Academy.

                         CERTAIN INFORMATION REGARDING
                 THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

MEETINGS AND COMMITTEES

  During the year ended December 31, 1994, the Board of Directors of the Corporation held 6 regular meetings and 2 special meetings. During 1994, committees established by the Board met as follows: the Audit and Examination Committee met 3 times, the Human Resources Committee met 6 times, the Finance Committee met 4 times, the Credit Committee met 3 times and the Board Affairs Committee met once. Attendance by directors at these meetings averaged 96% during 1994, with all directors attending more than 75% of the aggregate number of Board meetings and meetings of committees on which he or she served.

  The members of the Audit and Examination Committee are William A. Hodder (Chair), David A. Christensen, N. Berne Hart, Richard S. Levitt, Cynthia H. Milligan, Ian M. Rolland, and Stephen E. Watson. The functions performed by the Committee include: recommendation to the Board of Directors as to engagement of the independent auditors, review with the independent auditors of the scope and results of the audit engagement, review of the scope, frequency and results of internal audits and examinations, review of the adequacy of the Corporation's system of internal accounting controls, review of bonding and insurance coverage, and review of examination reports of the Corporation. Effective April 1, 1995, the members of the Audit and Examination Committee will be Richard S. Levitt (Chair), David A. Christensen, Gerald J. Ford, Cynthia H. Milligan, Ian
M. Rolland, and Stephen E. Watson.

  The members of the Human Resources Committee are Pierson M. Grieve (Chair), Charles M. Harper, Richard D. McCormick, John E. Pearson, and Michael W. Wright. The Committee recommends to the Board of Directors the election of and remuneration arrangements for senior management. The Committee also approves the adoption of benefit and compensation plans in which officers are eligible to participate and approves awards under such compensation plans. Effective April 1, 1995, the members of the Human Resources Committee will be Pierson M. Grieve (Chair), Charles M. Harper, William A. Hodder, Richard D. McCormick, and Michael W. Wright.

  The members of the Board Affairs Committee are John E. Pearson (Chair), David
A. Christensen, and Richard D. McCormick. The Committee reviews and makes recommendations to the Board of Directors regarding proposed directors, the compensation of directors and the composition and size of the Board and its committees. The Committee will consider qualified nominees recommended by stockholders of the Corporation if any such recommendation is submitted in writing to the Secretary of the Corporation no later than the December 31 preceding the annual meeting. Such recommendations must include information which will enable the Committee to evaluate the qualifications of the recommended nominee. Effective with the 1995 annual meeting of stockholders, the Committee's responsibilities have been expanded to include reviewing and making recommendations to the Board of Directors regarding the Board meeting schedule and agenda, and the information provided at meetings, and matters related to the effectiveness of the Board of Directors. In addition, the Committee Chair will determine the agenda for, and chair executive sessions of the Board of Directors at which management directors are not present, and coordinate the chief executive officer evaluation process for the Board. Effective April 1, 1995, the members of the Board Affairs Committee will be William A. Hodder (Chair), David A. Christensen, Pierson M. Grieve, and Richard
S. Levitt.

  The members of the Finance Committee are Richard D. McCormick (Chair), David
A. Christensen, Gerald J. Ford, N. Berne Hart, William A. Hodder, Richard S. Levitt, Cynthia H. Milligan, John E. Pearson, and Ian M. Rolland. The Committee reviews and makes recommendations to the Board of Directors regarding the Corporation's annual and long-term financial plans, including proposed debt and equity issues. The Committee also reviews the policies of the Corporation with respect to capital structure and investment portfolio composition. Effective April 1, 1995, the members of the Finance Committee will be Richard D. McCormick (Chair), Charles M. Harper, Lloyd P. Johnson, Reatha Clark King, Cynthia H. Milligan, and Ian M. Rolland.

  The members of the Credit Committee are David A. Christensen (Chair), Gerald
J. Ford, George C. Howe, Reatha Clark King, Richard S. Levitt, Stephen E. Watson, and Michael W. Wright. The Committee reviews credit policies and examination reports, trends in domestic and international loans outstanding, and the adequacy of the allowance for credit losses. Effective April 1, 1995, the members of the Credit Committee will be David A. Christensen (Chair), Gerald J. Ford, Lloyd P. Johnson, Reatha Clark King, Richard S. Levitt, Stephen
E. Watson, and Michael W. Wright.

COMPENSATION OF DIRECTORS

  Annual Retainer and Meeting Fees. In 1994 each non-employee director was paid an annual cash retainer fee of $22,500 plus $1,000 for each Board meeting or committee meeting attended. The Chairs of the Audit and Examination, Human Resources, Finance, and Credit Committees also received an additional annual fee of $4,000, and the Chair of the Board Affairs Committee was paid an additional annual fee of $1,000.

  Directors' Plans. Effective January 1, 1992, the Corporation adopted the Norwest Corporation Directors' Formula Stock Award Plan (the "Directors' Formula Plan"), which was approved by stockholders at the 1992 annual meeting. The purpose of the Directors' Formula Plan is to compensate non-employee directors of the Corporation for their services in the form of shares of the Corporation's common stock, in order to aid in attracting and retaining individuals with outstanding abilities and skills for service on the Corporation's Board of Directors.

  Each person who is a non-employee director of the Corporation on December 31 of a calendar year and who served as a non-employee director of the Corporation during that calendar year (an "Eligible Non-Employee Director") will receive on February 1 (the "Award Date") of the following year, as compensation for services rendered in the prior year, an award of shares of common stock of the Corporation. Under the terms of the Directors' Formula Plan, each Eligible Non-Employee Director who served as a non-employee director during all of the preceding calendar year is awarded that number of shares of common stock having an aggregate fair market value on the Award Date of $18,000 ( an "Award"). The fair market value of such shares of common stock is computed using the closing price of a share of the Corporation's common stock as reported on the consolidated tape of the New York Stock Exchange (the "NYSE"). Each Eligible Non-Employee Director who served during less than all of the preceding year is awarded one-twelfth of an Award for each month or portion thereof that he or she served as a non-employee director.

  Effective July 27, 1993, the Board amended the Directors' Formula Plan to allow each Eligible Non-Employee Director to elect to defer in the form of shares of the Corporation's common stock all or a portion of his or her Award otherwise payable in the Corporation's common stock for the calendar year following the year in which the deferral election is made. Participants in the Directors' Formula Plan annually elect the percentage of the Award to be deferred, the year in which the deferred amount will be paid, and a lump sum or installment payment option. The number of shares so deferred will be credited to a Deferred Stock Account established for each participating director. When dividends are paid on the Corporation's common stock, the director's Deferred Stock Account will be credited with a number of shares determined by multiplying the number of shares credited to that account on the dividend record date by the per share dividend amount and then dividing the product by the average of the high and low market prices of a share of common stock on the dividend payment date.

  The Directors' Formula Plan allows a director to elect distribution of his or her Deferred Stock Account in a lump sum in the form of whole shares of the Corporation's common stock. Alternatively, a director may elect distribution of such credits in the Corporation's common stock in up to 10 annual installments, the undistributed portion of which will receive credits for shares when dividends are paid on the Corporation's common stock.

  As compensation for services rendered in 1994, Messrs. Christensen, Ford, Hart, Hodder, Howe, and Rolland, and Dr. King were each issued 750 shares of the Corporation's common stock pursuant to the terms of the Directors' Formula Plan, based on a closing price per share of common stock on the NYSE on January 31, 1995 of $24.00. In addition, 750 shares were credited to a Deferred Stock Account for each of Messrs. Grieve, Harper, Levitt, McCormick, Pearson, Watson, and Wright, and Ms. Milligan pursuant to deferral elections made by these directors.

  The Corporation currently has in effect two other plans for non-employee directors, the "Directors' Stock Deferral Plan" and the "Deferred Compensation Plan for Non-Employee Directors" (the "Directors' Deferred Compensation Plan"), pursuant to which a participating director may defer all or a portion of his or her annual retainer and meeting fees otherwise payable in cash. Such deferral may be in the form of shares of the Corporation's common stock pursuant to the Directors' Stock Deferral Plan or in cash pursuant to the Directors' Deferred Compensation Plan.

  The Directors' Stock Deferral Plan, which was approved by the stockholders on April 28, 1992, is intended to encourage ownership of the Corporation's common stock by non-employee directors. Any non-employee director may defer all or a part of his or her annual retainer and meeting fees otherwise payable in cash for service as a director in the form of shares of the Corporation's common stock pursuant to the Directors' Stock Deferral Plan. Participants in the Directors' Stock Deferral Plan annually elect the amount to be deferred and the year in which the deferred amount will be paid. Amounts so deferred will be credited to a Deferred Stock Account established for each participating director. The number of shares credited to a director's Deferred Stock Account are determined by dividing the amount of the deferred fees earned during a calendar quarter by the average of the high and low prices of a share of common stock of the Corporation as reported on the consolidated tape of the NYSE on the first day of the calendar quarter following the quarter in which the fees would otherwise have been paid to the participant. When dividends are paid on the Corporation's common stock, the director's Deferred Stock Account will be credited with a number of shares determined by multiplying the number of shares credited to that account on the dividend record date by the per share dividend amount and then dividing the product by the average of the high and low market prices of a share of common stock on the dividend payment date.

  The Directors' Stock Deferral Plan allows a director to elect distribution of his or her Deferred Stock Account in a lump sum in the form of cash or whole shares of the Corporation's common stock, or a combination of both. Alternatively, a director may elect distribution of such credits in annual cash installments, the unpaid portion of which will bear interest monthly at an annual rate equal to the interest equivalent of the secondary market yield for three-month U.S. Treasury bills for the preceding month. Deferred compensation and earnings thereon will be includable in the taxable income of a participant, and will be deductible by the Corporation, when distributed.

  Effective January 1, 1993, the Directors' Stock Deferral Plan replaced those provisions of the Directors' Deferred Compensation Plan that permitted participating directors to make deferrals of a cash amount in the form of shares of the Corporation's common stock to a phantom stock account established for each participant (a "Phantom Stock Account"). On and after that date, no further deferrals to the Phantom Stock Accounts may be made, although the value of the Phantom Stock Accounts will continue to be adjusted to reflect credits in the form of additional phantom shares when dividends are paid on the Corporation's common stock until all deferred amounts have been distributed. Directors may continue, however, to elect deferrals under the Directors' Deferred Compensation Plan in the form of cash of all or part of their retainer and meeting fees earned during any calendar year, to be distributed to the director in a lump sum or in up to 10 annual installments following his or her termination of service as a director. Amounts deferred in cash are credited to an unfunded account for the director (a "Deferred Cash Account"). Deferred Cash Accounts earn interest monthly at a rate per annum equal to the interest equivalent of the secondary market yield for three-month U.S. Treasury bills for the preceding month. Under the Directors' Deferred Compensation Plan, distributions from either a director's Deferred Cash Account or Phantom Stock Account will be made in cash. In the case of a Phantom Stock Account, such distributions will be based upon the value of the

Corporation's common stock at the time of distribution. For the year ended
December 31, 1994, a total of $      in interest was credited to Deferred Cash
Accounts and $       in dividends was credited in the form of an aggregate of
2,051 shares to Phantom Stock Accounts for the six current non-employee directors who are participants in the Directors' Deferred Compensation Plan.

  All non-employee directors of the Corporation with five or more years of service on the Board of the Corporation or one of its subsidiaries are eligible to participate in the Corporation's Retirement Plan for Non-Employee Directors. Under this plan, following retirement or other cessation of service as a director of the Corporation, a participant will receive an annual benefit equal to the amount of the annual retainer fee payable in cash in effect at the time of the participant's last day of service on the Board. The annual benefit is payable in monthly installments for the same number of full years that the participant served as a non-employee director of either the Corporation or Norwest Bank Minneapolis, N.A., or a combination of both, up to a maximum of 10 years. Benefits may be deferred by a participant and, if deferred, will bear interest monthly until payment begins at a rate per annum equal to the interest equivalent of the secondary market yield for three-month U.S. Treasury bills for the preceding month. The non-employee director participants in the plan as of January 1, 1995, and the number of years of service then credited to each participant's account for purposes of determining the retirement benefit payable were: Messrs. Christensen, Hodder, Howe, McCormick and Pearson, and Dr. King, 10 years; Mr. Harper, 9 years; Messrs. Grieve and Levitt, 7 years; and Mr. Watson, 5 years.

  Consulting Agreements with Certain Directors. The Corporation and one of its national bank subsidiaries have consulting agreements with, respectively, Gerald J. Ford and Cynthia H. Milligan, both of whom are nominees for re-election as directors at the annual meeting, as described in more detail below.

  On January 19, 1994, the Corporation entered into a consulting agreement with Gerald J. Ford, a director of the Corporation. Mr. Ford served as the Chief Executive Officer and Chairman of the Board of First United Bank Group, Inc. ("First United"), a bank holding company with bank affiliates located in Texas and New Mexico, until January 14, 1994, when First United was acquired by the Corporation. Under this consulting agreement, the Corporation engaged Mr. Ford as a consultant for a period of four years, subject to earlier termination as provided therein. Mr. Ford's responsibilities as a consultant include, among others, participation in developing appropriate business strategies for the Corporation and its bank affiliates in Texas and New Mexico, and assistance to the Corporation in marketing and other business related activities, and identification of acquisition candidates in those states.

  In exchange for his consulting services, Mr. Ford receives an annual consulting fee of $300,000, payable in equal quarterly installments, plus reimbursement of all reasonable travel and out-of-pocket expenses in accordance with the Corporation's existing policies for reimbursement of such expenses for its senior executive officers. The consulting agreement requires Mr. Ford to devote such energy and skill in the performance of his consulting responsibilities in a manner that will diligently further the business and interests of the Corporation and its subsidiaries, but does not prohibit him from serving as a director, officer, employee or consultant to any other company, including any other financial institution, provided such service does not materially affect the performance of his consulting duties for the Corporation. During 1994, Mr. Ford received payment of $300,000 in consulting
fees, plus $           as reimbursement for travel and out-of-pocket expenses.

  The consulting agreement may be terminated by the Corporation as a result of
(i) Mr. Ford's disability based on his absence from his consulting duties, and failure to return to such duties, for a period of either 3 months or 90 days in 12 consecutive months due to physical or mental illness, (ii) his willful failure to materially perform his consulting duties, or (iii) his death. Mr. Ford may terminate the agreement on not less than 60 days notice to the Corporation. However, if such notice is given less than 60 days prior to the date a quarterly installment of Mr. Ford's consulting fee is due, the Corporation is not required to make such quarterly payment.

  Cynthia H. Milligan, also a director of the Corporation, is the president and sole owner of Cynthia Milligan & Associates, a consulting firm to financial institutions based in Lincoln, Nebraska. Cynthia Milligan & Associates performs such consulting services as may be requested by Norwest Bank Nebraska, N. A., a national bank subsidiary of the Corporation. During 1994, Cynthia Milligan & Associates received payments of approximately $30,000 for consulting services rendered to Norwest Bank Nebraska, N.A.

            BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
                    OF EQUITY SECURITIES OF THE CORPORATION

  Set forth below is information with respect to shares of common stock of the Corporation beneficially owned as of February 28, 1995, by the current directors, the executive officers named in the Summary Compensation Table herein, and all directors and executive officers of the Corporation as a group. No director or executive officer of the Corporation beneficially owns any equity security of the Corporation other than shares of common stock except James R. Campbell and Reatha Clark King, who own 757 and 300 depositary shares, respectively, of the Corporation's 10.24% Cumulative Preferred Stock.

                                                      AMOUNT AND NATURE OF
     NAME                                        BENEFICIAL OWNERSHIP (1)(2)(3)
     ----                                        ------------------------------
     Leslie S. Biller...........................             484,852(4)
     James R. Campbell..........................             480,148(5)
     David A. Christensen.......................              12,106
     Gerald J. Ford.............................           2,275,308
     Pierson M. Grieve..........................              26,535
     Charles M. Harper..........................               8,096
     N. Berne Hart..............................             105,588(6)
     William A. Hodder..........................              11,936
     George C. Howe.............................               6,096
     Lloyd P. Johnson...........................           1,875,828(7)
     Reatha Clark King..........................               6,218
     Richard M. Kovacevich......................             852,539(8)
     Richard S. Levitt..........................              44,197
     Richard D. McCormick.......................               6,578
     Cynthia H. Milligan........................               1,861
     Kenneth R. Murray..........................             569,731(9)
     John E. Pearson............................              10,596
     Ian M. Rolland.............................               6,509
     Daniel A. Saklad...........................             386,856(10)
     Stephen E. Watson..........................               2,900
     Michael W. Wright..........................               7,019
     All directors and executive officers as a
      group
      (31 individuals)..........................           8,621,289(11)

- ---------------------
 (1) Each individual owns less than 1% and all directors and executive officers
     as a group own    % of the outstanding shares of common stock of the
     Corporation.

 (2) Amounts shown include shares allocated to participants' accounts in the Norwest stock funds held in trust under the Corporation's Savings-Investment Plan. Under the plan, a participant has the power to direct the voting of the shares held in trust based on the ratio of the value of such participant's accounts in such funds to the total value of such funds on a valuation date not more than 90 days preceding the record date for the applicable stockholders' meeting. Shares held in trust on the applicable record date will be voted by the trustee of the trust ratably based on the instructions of all participants who give instructions. The numbers of shares allocated to the accounts of the named executive officers, as of

    September 30, 1994, were: Mr. Biller, 10,065 shares; Mr. Campbell, 17,081 shares; Mr. Kovacevich, 31,754 shares; Mr. Murray, 28,964 shares; and Mr. Saklad, 9,795 shares. There were 9,313 shares allocated to an account for Mr. Levitt, a director and former officer; 20,490 shares allocated to an account for Mr. Johnson, a director and executive officer; and 214,830 shares allocated to the accounts of all directors and executive officers as a group.

   Amounts shown also include shares of common stock of the Corporation credited as of September 30, 1994, to executive officers' accounts under the Supplemental Savings-Investment Plan. The Corporation has deposited shares of its common stock in trust to be used to satisfy in part its obligations under said plan. The numbers of shares credited to the named executive officers' accounts as of September 30, 1994, were: Mr. Biller, 12,082 shares; Mr. Campbell, 9,052 shares; Mr. Kovacevich, 31,052 shares; Mr. Murray, 14,954 shares; and Mr. Saklad, 9,924 shares. There were 35,514 shares credited to an account for Mr. Johnson, a director and executive officer; and 137,309 shares credited to the accounts of all directors and executive officers as a group.

   Amounts shown also include shares credited as of December 31, 1994, to executive officers' deferral accounts under the Executive Incentive Compensation Plan. The Corporation has deposited shares in trust to be used to satisfy in part its obligations under said plan. The numbers of shares credited as of December 31, 1994 to deferral accounts for the named executive officers were: Mr. Campbell, 512 shares; and Mr. Murray, 35,925 shares. There were 44,034 shares credited to an account for Mr. Johnson, a director and executive officer; and 84,547 shares credited to the accounts of all directors and executive officers as a group.

   Amounts shown also include shares credited as of December 31, 1994, to executive officers' deferred accounts under the Employees' Stock Deferral Plan. The Corporation has deposited shares in trust to be used to satisfy in part its obligations under said plan. The number of shares credited as of December 31, 1994 to deferral accounts for the named executive officers were: Mr. Biller, 29,265 shares; and Mr. Campbell, 2,279 shares.

   Amounts shown also include shares credited as of February 28, 1995, to certain outside directors' Deferred Stock Accounts under the Directors' Stock Deferral Plan and the Directors' Formula Stock Award Plan. The Corporation has deposited shares in trust to be used to satisfy in part its obligations under said plans. The numbers of shares credited to Deferred Stock Accounts under the Directors' Stock Deferral Plan were: Mr. Christensen, 3,610 shares; Mr. Grieve, 3,039 shares; Mr. Harper, 2,596 shares; Mr. Hodder, 3,240 shares; Mr. Levitt, 3,199 shares; Mr. Pearson, 3,206 shares; Mr. Rolland, 1,475 shares; and Mr. Wright, 2,877 shares. The number of shares credited to Deferred Stock Accounts under the Directors' Formula Stock Award Plan were: Messrs. Grieve and Pearson, 750 shares; Messrs. Harper, Levitt, McCormick, Watson and Wright, and Ms. Milligan, 895 shares.

 (3) Amounts shown do not include the following share equivalents which were credited as of February 28, 1995, to participants' Phantom Stock Accounts under the Corporation's Deferred Compensation Plan for Non-Employee
     Directors: Mr. Christensen, 18,274 shares; Mr. Grieve, 14,565 shares; Mr. Harper, 6,633 shares; Mr. Hodder, 16,473 shares; Mr. Levitt, 8,518 shares; and Mr. Wright, 1,572 shares.

 (4) Mr. Biller is one of the executive officers listed in the Summary
     Compensation Table on page    of this proxy statement. In addition to
     shares credited to Mr. Biller's accounts under the plans described in footnote (2) above, the amount shown includes 22,950 shares held by Mr. Biller's spouse, 800 shares held in an irrevocable trust for Mr. Biller's daughter for which Mr. Biller is co-trustee, 238,934 shares which Mr. Biller has the right to acquire within 60 days after February 28, 1995, through the exercise of stock options, 39,840 shares of restricted stock, and 5,402 shares subject to restrictions on transfer of ownership.

 (5) Mr. Campbell is one of the executive officers listed in the Summary
     Compensation Table on page    of this proxy statement. In addition to
     shares credited to Mr. Campbell's accounts under the plans described in footnote (2) above, the amount shown includes 43,950 shares held by Mr. Campbell's spouse, 200 shares held by Mr. Campbell's minor son, 1,740 shares held in irrevocable trusts for Mr. Campbell's minor daughter and son, 43,500 shares held in a trust of which Mr. Campbell is a beneficiary, 287,798 shares which Mr. Campbell has the right to acquire within 60 days after February 28, 1995, through the exercise of stock options, 20,000 shares of restricted stock, and 5,402 shares subject to restrictions on transfer of ownership.

 (6) This amount includes 540 shares held by Mr. Hart's spouse.

 (7) In addition to shares credited to Mr. Johnson's accounts under the plans described in footnote (2) above, the amount shown includes 341,425 shares held in a trust of which Mr. Johnson is a beneficiary, 1,109,096 shares which Mr. Johnson has the right to acquire within 60 days after February 28, 1995, through the exercise of stock options, 55,320 shares of restricted stock, and 269,949 shares held in a revocable trust for which Mr. Johnson is settlor and trustee.

 (8) Mr. Kovacevich is one of the executive officers listed in the Summary
     Compensation Table on page    of this proxy statement. In addition to
     shares credited to Mr. Kovacevich's accounts under the plans described in footnote (2) above, the amount shown includes 414 shares held by Mr. Kovacevich's spouse, 4,438 shares held by Mr. Kovacevich's spouse as custodian for his minor daughter under the UGMA, 8,876 shares held in revocable trusts for Mr. Kovacevich's daughter and son for which Mr. Kovacevich is co-trustee, 72,560 shares held in a trust of which Mr. Kovacevich is a beneficiary, 306,409 shares which Mr. Kovacevich has the right to acquire within 60 days after February 28, 1995, through the exercise of stock options, 57,750 shares of restricted stock, and 8,897 shares subject to restrictions on transfer of ownership.

 (9) Mr. Murray is one of the executive officers listed in the Summary
     Compensation Table on page    of this proxy statement. In addition to
     shares credited to Mr. Murray's accounts under the plans described in footnote (2) above, the amount shown includes 370 shares held by Mr. Murray's spouse, 162 shares held in an IRA by Mr. Murray's brother over which Mr. Murray has power of attorney and in which he has an indirect beneficial interest, 53,017 shares held in a trust of which Mr. Murray is a beneficiary, 282,924 shares which Mr. Murray has the right to acquire within 60 days after February 28, 1995, through the exercise of stock options, 39,840 shares of restricted stock, and 5,402 shares subject to restrictions on transfer of ownership.

(10) Mr. Saklad is one of the executive officers listed in the Summary
     Compensation Table on page    of this proxy statement. In addition to
     shares credited to Mr. Saklad's accounts under the plans described in footnote (2) above, the amount shown includes 63,155 shares held in a trust of which Mr. Saklad is a beneficiary, 181,559 shares which Mr. Saklad has the right to acquire within 60 days after February 28, 1995, through the exercise of stock options, 39,840 shares of restricted stock, 5,402 shares subject to restrictions on transfer of ownership, and 77,181 shares held in a revocable trust for which Mr. Saklad is settlor and trustee.

(11) The amount shown includes 7,181,497 shares listed opposite the names of the 21 directors and executive officers (including directors who are executive officers) named in the above table, and the remaining 1,439,792 shares include: (i) 398,450 shares held by 10 executive officers, including 68,100 shares of restricted stock held by 5 executive officers;
     (ii) 346 shares held by spouses of 2 executive officers; (iii) 87,369 shares allocable as of September 30, 1994, to the accounts of 10 executive officers under the Savings-Investment Plan; (iv) 24,731 shares credited as of September 30, 1994, to the accounts of 8 executive officers under the Supplemental Savings-Investment Plan; (v) 4,077 shares credited as of December 31, 1994, to the account of one executive officer under the Executive Incentive Compensation Plan; and (vi) 856,719 shares which 10 executive officers have the right to acquire within 60 days after February 28, 1995, through the exercise of stock options.

                               EXECUTIVE OFFICERS

  Information regarding the current executive officers of the Corporation, including their names, ages, positions with the Corporation, and a brief description of their business experience during the past five years, is presented below. Executive officers are elected annually by the Board of Directors.

  Lloyd P. Johnson, 64, Chairman of the Board and a director. Mr. Johnson has been associated with Norwest for the past 10 years. Additional information
regarding Mr. Johnson is set forth on page   .

  Richard M. Kovacevich, 51, President and Chief Executive Officer and a director. Mr. Kovacevich has been associated with Norwest for the past 9 years.
Additional information regarding Mr. Kovacevich is set forth on page   .

  Leslie S. Biller, 47, Executive Vice President (South Central Banking). Mr. Biller served as Executive Vice President (Strategic Planning and Acquisitions) for the Corporation until July 30, 1990, when he assumed his present position. Mr. Biller has been associated with Norwest for the past 7 years.

  James R. Campbell, 52, Executive Vice President (Twin Cities Banking). Mr. Campbell served as Executive Vice President (Corporate Banking) until February 23, 1993, when he assumed his present position. He also serves as President and Chief Executive Officer of Norwest Bank Minnesota, N.A. Mr. Campbell has been associated with Norwest for the past 30 years.

  Thomas E. Emerson, 44, Senior Vice President, Chief Auditor and Chief Examiner. Mr. Emerson served as Vice President and Audit Director of Norwest Audit Services, Inc. until April 26, 1994, when he assumed his present position. Mr. Emerson has been associated with Norwest for the past 8 years.

  John E. Ganoe, 50, Senior Vice President (Strategic Planning and Acquisitions). Mr. Ganoe served as Vice President, Director of Strategic Planning and Acquisitions until September 25, 1990, when he assumed his present position. Mr. Ganoe has been associated with Norwest for the past 12 years.

  Michael A. Graf, 56, Senior Vice President and Controller. Mr. Graf has held his present position since February 1988. He has been associated with Norwest for the past 7 years.

  Stephen W. Hansen, 53, Senior Vice President (Human Resources). Mr. Hansen has held his present position since September 1987. He has been associated with Norwest for the past 7 years.

  Laurel A. Holschuh, 44, Senior Vice President, Assistant General Counsel and Secretary. Ms. Holschuh served as Vice President, Assistant General Counsel and Assistant Secretary until April 23, 1991, when she was elected Vice President, Assistant General Counsel and Secretary. On April 27, 1993, she assumed her present position. Ms. Holschuh has been associated with Norwest for the past 15 years.

  Kenneth R. Murray, 56, Executive Vice President (Western Banking). Mr. Murray served as Executive Vice President and head of Community Banking until July 30, 1990, when he assumed his present position. Mr. Murray has been associated with Norwest for the past 12 years.

  Brian R. Phillips, 55, Executive Vice President (Technical Services). Mr. Phillips has held his present position since February 1986. He has been associated with Norwest for the past 9 years.

  William H. Queenan, 56, Executive Vice President (Chief Credit Officer). Mr. Queenan has held his present position since May 1987. He has been associated with Norwest for the past 22 years.

  Daniel A. Saklad, 52, Executive Vice President (North Central Banking). Mr. Saklad has held his present position since September 1989. He has been associated with Norwest for the past 7 years.

  Stanley S. Stroup, 51, Executive Vice President and General Counsel. Mr. Stroup served as Senior Vice President, General Counsel and Secretary of the Corporation until April 23, 1991, when he became Senior Vice President and General Counsel. On February 23, 1993, he assumed his present position. Mr. Stroup has been associated with Norwest for the past 11 years.

  John T. Thornton, 57, Executive Vice President and Chief Financial Officer. Mr. Thornton has held his present position since October 1987. Mr. Thornton has been associated with Norwest for the past 11 years.

  Charles D. White, 50, Senior Vice President and Treasurer. Mr. White served as Senior Vice President of Norwest Bank Minnesota, N.A. and Banking Group Treasurer until July 27, 1993, when he assumed his present position. Mr. White has been associated with Norwest for the past 13 years.

                             EXECUTIVE COMPENSATION

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

  The Human Resources Committee of the Board of Directors (the "Committee") determines annually the compensation (including awards under compensation plans) to be paid to the Corporation's chief executive officer and other executive officers, including the executive officers named in the Summary Compensation Table. This Report discusses the objectives and procedures used by the Committee to establish 1994 compensation for the chief executive officer and the four other executive officers named in the Summary Compensation Table.

OBJECTIVES

  The Committee's executive officer compensation policies are structured to enable the Corporation to compete favorably with the largest banking institutions and other large corporations in the United States in attracting and retaining highly-qualified individuals as executive officers and to pay executive officers based on their contributions to the Corporation's performance. The Committee adopted its "Performance-Based Compensation Policy for Covered Executive Officers" (the "Performance-Based Compensation Policy" or the "Policy") effective for the year commencing January 1, 1994, in response to the enactment in 1993 of Section 162(m) of the Internal Revenue Code and the issuance by the Internal Revenue Service of related proposed regulations. This legislation and the proposed regulations limit the ability of a publicly-held corporation to deduct annual compensation in excess of $1,000,000 paid to certain highly-compensated executive officers, unless such compensation is contingent on the attainment of pre-established performance goals based on business criteria and a maximum compensation amount which have been disclosed to and approved by the stockholders. The Performance-Based Compensation Policy, which sets forth such business criteria and maximum compensation, was approved by stockholders at the 1994 annual meeting.

  As a result of the adoption of the Policy, the 1994 annual incentive compensation for the executive officers named in the Summary Compensation Table set forth in the proxy statement, including the chief executive officer, was based on each such executive officer's attainment of one or more pre-established performance goals, subject to the maximum compensation amount set forth in the Policy. The terms of the Policy, and the procedures used by the Committee to make incentive compensation awards thereunder, are discussed in greater detail in this Report under the heading "Executive Officer Compensation--Annual Compensation."

EXECUTIVE OFFICER COMPENSATION

  Compensation for the executive officers named in the Summary Compensation Table consists primarily of annual compensation (comprised of base salary and an incentive compensation award under the Policy) and long-term compensation. As described more fully below, base salary ranges for executive officers are developed using available competitive compensation data for the immediately preceding fiscal year from a comparison group of banking organizations. Annual incentive compensation (payable in cash or in the form of stock, including restricted stock) is determined for the executive officers named in the Summary Compensation Table pursuant to the Performance-Based Compensation Policy. Long-term compensation for such officers, awarded in the form of stock options pursuant to the Corporation's 1985 Long-Term Incentive
Compensation Plan (the "LTICP"), is determined by the Committee. Although the following discussion applies generally to the Committee's determination of the 1994 annual salary and incentive compensation and long-term compensation for Mr. Kovacevich as chief executive officer of the Corporation, a more complete description of Mr. Kovacevich's 1994 compensation based on the Corporation's 1994 performance is set forth below under the heading "Chief Executive Officer".

  Annual Compensation. For purposes of establishing base salaries and determining final annual incentive compensation awards pursuant to the Performance-Based Compensation Policy, the Committee considered available competitive compensation data from a comparison group (the "Comparison Group") of banking organizations included in the "Peer Group Index" for purposes of the performance graph set forth in the proxy statement for the 1994 annual meeting of stockholders./1/

  Individual base salaries for executive officers other than Mr. Kovacevich are recommended by the Corporation's chief executive officer and approved by the Committee. Mr. Kovacevich's base salary is determined by the Committee. Salaries are reviewed annually and adjusted periodically, typically at intervals of 12 months or more. Adjustments are based on the relationship of the executive officer's current salary to the base salary range for the position and a subjective evaluation of overall performance. Base salaries paid in 1994 to executive officers named in the Summary Compensation Table were near the median of estimated base salaries paid by the Comparison Group banks.

  Annual incentive compensation (payable in cash or in the form of stock, including restricted stock) for a "Covered Executive Officer" is governed by the Performance-Based Compensation Policy. The Policy defines a "Covered Executive Officer" of the Corporation as an individual who, on the last day of a taxable year, is the chief executive officer of the Corporation or is acting in such capacity or is among the four highest compensated executive officers (other than the chief executive officer) of the Corporation determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934. Each of the persons named in the Summary Compensation Table set forth in the proxy statement is a Covered Executive Officer under the Performance-Based Compensation Policy.

  Under the Performance-Based Compensation Policy, payment of an incentive compensation award to a Covered Executive Officer is contingent upon the attainment of one or more performance goals (which may be stated as alternative goals) established in writing by the Committee for a Covered Executive Officer at the beginning of each "Performance Period". The Committee retains the discretion under the Policy to reduce
- ---------------------
/1The/Comparison Group, for purposes of 1994 compensation, consisted of the following 31 banking organizations: BancOne Corporation, BankAmerica Corporation, Bank of Boston Corporation, Bank of New York, Barnett Banks, Inc., Boatmen's Bancshares, Chase Manhattan Corporation, Chemical Banking Corporation, Citicorp, Comerica, Inc., CoreStates Financial Corporation, First Bank System, Inc., First Chicago Corporation, First Fidelity Bancorporation, First Interstate, First of America, First Union Corporation, Fleet Financial Group, Inc., KeyCorp, Mellon Bank Corporation, NBD Bancorp, National City Corporation, NationsBank, Norwest Corporation, PNC Bank Corporation, Republic New York Corporation, State Street Boston Corporation, SunTrust Banks, Inc., U.S. Bancorp, Wachovia Corporation, and Wells Fargo & Co. The "Peer Group Index," for purposes of the performance graph included in the Corporation's annual proxy statement, is defined as the "35 largest banking organizations (ranked based on their total assets as of December 31 of the immediately preceding fiscal year) included in the Salomon 50-Bank Index published by Salomon Brothers in the first February issue of "Bank Stock Weekly" of the year in which the annual meeting will be held. (See
  page   for a listing of the banking organizations constituting the 1995 Peer
  Group Index for purposes of the performance graph.) Although most of the banks in the Comparison Group are also included in the 1995 Peer Group Index, the two groups are not identical. The differences reflect, in part, changes in the composition of the Peer Group Index due to mergers occurring in 1994 and the fact that 1994 salary and long-term compensation decisions are made before the 1995 Peer Group Index can be determined. They also reflect the Committee's decision to eliminate J.P. Morgan & Co. and Bankers Trust Corporation of New York from the Comparison Group for 1994 incentive compensation purposes, because the businesses of such banks are not, in the Committee's judgement, comparable to the businesses of the Corporation.

the incentive compensation award payable to a Covered Executive Officer from the maximum award permitted by the Policy, notwithstanding the attainment of any performance goal. In the exercise of this discretion, the Committee reviews available competitive market data from the prior fiscal year and reasonable estimates with respect to incentive compensation to be paid by the Comparison Group banks to their executive officers for the most recently completed fiscal year. With respect to the chief executive officer, the Committee also considers the quality of the Corporation's earnings based on certain factors, as discussed below under the heading "Chief Executive Officer." For Covered Executive Officers other than the chief executive officer, the Committee also reviews the chief executive officer's recommendations.

  For the Performance Period commencing January 1 and ending December 31, 1994, the Committee established alternative performance goals for each Covered Executive Officer, including Mr. Kovacevich as chief executive officer, based on the Corporation's "Earnings Per Share" and "Return on Common Equity," as those business criteria are defined in the Performance-Based Compensation Policy. In addition, for each Covered Executive Officer, other than Mr. Kovacevich, the Committee established an additional alternative performance goal based on the "Business Unit Net Earnings" (as defined in the Performance-Based Compensation Policy) of the business unit of the Corporation managed by each such Covered Executive Officer.

  As set forth in the Performance-Based Compensation Policy, the maximum amount of an incentive compensation award payable for any Performance Period to any Covered Executive Officer who has attained one or more of his or her pre-established performance goals may not exceed four-tenths of one percent (.4%) of the Corporation's Net Income/2/ for the Performance Period. Based on the Corporation's 1994 Net Income of $800.4 million, the maximum incentive compensation award payable under the Policy would have been $3,201,600 (.4% of $800.4 million).

  For the 1994 Performance Period, each Covered Executive Officer, including Mr. Kovacevich, met their respective performance goals. Based on the Committee's certification that each Covered Executive Officer had met such performance goals established by the Committee, its review of projected 1994 executive officer incentive compensation data from the Comparison Group and recommendations of the chief executive officer, the Committee awarded to the executive officers named in the Summary Compensation Table, an incentive award under the Performance-Based Compensation Policy consisting of cash in the amount shown in column (d) of the Summary Compensation Table. No Covered Executive Officer, including the chief executive officer, received the maximum incentive compensation award under the Policy.

  Long-Term Compensation. Long-term compensation is provided in the form of stock options granted under the LTICP and is intended to increase management ownership of stock and to provide an incentive to executive officers to improve long-term corporate performance. Each executive officer is assigned stock ownership goals expected to be achieved by specified dates. Once the basic ownership level is achieved the goal continues to increase each time an executive officer exercises a stock option or a restricted stock grant vests. The primary means for executive officers to achieve these goals is through the exercise of stock options and the retention of a substantial portion of the stock acquired. All executive officers named in the Summary Compensation Table have exceeded their ownership goals.

  For 1994, each executive officer named in the Summary Compensation Table received the stock option grants shown in column (g) of the table. Under the proposed regulations discussed above with respect to the
- ---------------------
/2For/purposes of the Policy, the term "Net Income" means the Corporation's net income as reported in the Corporation's consolidated financial statements for the applicable Performance Period, adjusted to eliminate the effect of (1) restatements of prior periods' financial results relating to an acquisition accounted for as a pooling of interests; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles; and
  (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Corporation's financial statements.

Performance-Based Compensation Policy, stock options granted by the Committee under the LTICP are considered performance-based compensation and are thus not subject to the Policy.

  In determining these option grants, the Committee considered the number of shares of common stock owned by the executive officer relative to the executive officer's ownership goal, and the stock option grant practices of the Comparison Group at the time of grant. If the executive officer does not meet his or her stock ownership goal, the number of stock options granted by the Committee to such executive officer in the future will be less than competitive practice. The Committee encourages executive officers to achieve their stock ownership goals by including in original option grants, as in the case of the stock option grants in 1994, the right to acquire an Accelerated Ownership Non-Qualified Stock Option (an "AO"). Upon exercise of the original option using shares of previously owned common stock, the optionee is granted an AO to purchase the same number of whole shares of stock, at their fair market value on the date of the AO grant, as were used to pay the purchase price of the shares acquired upon exercise of the original option and related taxes. AO grants are exerciseable at any time over the remaining term applicable to the original option. Such grants allow the exercise of the original option early in its term while preserving the executive officer's opportunity for future appreciation in the shares exchanged to exercise the original option. The Committee believes that the AO feature in original option grants encourages executive officers to acquire and retain the Corporation's stock. The 1994 original stock option grants to the chief executive officer and the four executive officers named in the Summary Compensation Table included this AO feature. In addition, three of such executive officers, as well as Mr. Kovacevich, received AO grants in 1994 as the result of their exercise of original stock options granted prior to 1994 that had the AO feature.

  Other Compensation. Executive officers also receive various perquisites and supplemental retirement benefits of a type and value comparable to those made available to executive officers of Comparison Group banking organizations, as well as retirement and medical benefits generally available to the Corporation's employees.

  Chief Executive Officer. Mr. Kovacevich's 1994 salary as shown in the Summary Compensation Table was determined by the Committee in accordance with the salary procedures described above for Covered Executive Officers. With respect to Mr. Kovacevich's incentive award under the Performance-Based Compensation Policy, the Committee certified that Mr. Kovacevich had exceeded his performance goals based on the Corporation's 1994 Earnings Per Share and Return on Common Equity, and thus was eligible to receive the maximum amount for an incentive compensation award under the Policy, subject to reduction of the amount of such award in the Committee's discretion. In connection with the exercise of this discretion, the Committee evaluated the quality of the Corporation's earnings based on its review of the following factors: earnings growth, return on common equity, return on total assets, common equity as a percentage of total assets, non-performing assets and loan loss reserves, respectively, as a percentage of total assets, the 12-month rate of return to stockholders (including stock price performance and total return), the ratio of the Corporation's common stock market price to its book value, and the ratio of the Corporation's total non-interest expense to its total revenue. In evaluating the Corporation's overall performance for purposes of determining Mr. Kovacevich's incentive award under the Performance-Based Compensation Policy, subject to the maximum amount set forth in the Policy, the Committee also compared the Corporation's performance to that of banking organizations included in the Comparison Group using these same factors. Mr. Kovacevich's 1994 incentive award was finally determined in the exercise of the Committee's discretion in light of its subjective evaluation of the Corporation's overall performance and the quality of its earnings based on its assessment of the factors set forth above compared to the performance of the Comparison Group and the aggregate compensation paid by Comparison Group banks to their chief executive officers.

  Based on Mr. Kovacevich's achievement of his performance goals, and the Committee's exercise of its discretion under the Performance-Based Compensation Policy, the Committee awarded incentive compensation for 1994 to Mr. Kovacevich under the Policy of $2,115,487, of which $2,155,000 was payable in cash, and $460,487 was paid in the form of 19,700 shares of restricted stock (valued based on a closing market price of $23.375 on December 30, 1994, the last trading day prior to December 31, 1994). That portion of the incentive compensation award under the Policy paid to Mr. Kovacevich in the form of shares of restricted stock is subject to certain vesting requirements and may be forfeited, except in the case of death, disability or retirement or change of control of the Corporation, unless Mr. Kovacevich is continuously employed by the Corporation or an affiliate until the restrictions lapse. Prior to the lapse of the restrictions, Mr. Kovacevich is entitled to vote and receive dividends on the restricted shares but may not sell or otherwise transfer the shares. The restrictions on the restricted stock grant included in Mr. Kovacevich's 1994 incentive compensation award lapse in 1998 as to 30% of the shares, in 1999 as to an additional 40% of the shares, and in 2000 with respect to the remainder of the shares. That portion of Mr. Kovacevich's incentive compensation award under the Performance-Based Compensation Policy made in the form of restricted shares is governed by the provisions (other than the provisions with respect to the computation of the award) of the LTICP. Mr. Kovacevich also was granted stock options for 530,000 shares, pursuant to the LTICP, based on the Committee's evaluation of competitive compensation paid in the form of stock options by banking organizations included in the Comparison Group to their chief executive officers. Mr. Kovacevich also was granted an AO for 102,610 shares in 1994 as the result of his exercise of an original option granted prior to 1994 that had the AO feature described above.

                                        Members of the Committee:

                                        Pierson M. Grieve, Chairman
                                        Charles M. Harper
                                        Richard D. McCormick
                                        John E. Pearson
                                        Michael W. Wright

                         COMPARATIVE STOCK PERFORMANCE

  The Performance Graph set forth below compares the cumulative total stockholder return on the Corporation's ("Norwest") common stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and a peer group stock performance index defined as follows: the 35 largest banking organizations (ranked based on their total assets as of December 31 of the immediately preceding fiscal year) included in the Salomon 50-Bank Index published by Salomon Brothers in the first February issue of "Bank Stock Weekly" of the year in which the annual meeting will be held (the "Peer Group Index"). The cumulative total stockholder return computations set forth in the Performance Graph assume the investment of $100 in Norwest common stock, the S&P 500 Index and the Peer Group Index on December 31, 1989, and reinvestment of all dividends.

  The 35 banking organizations (ranked based on total assets as of December 31, 1994) that constitute the Peer Group Index are as follows: Citicorp, BankAmerica Corporation, Chemical Banking Corporation, NationsBank, J.P. Morgan & Co., Chase Manhattan Corporation, Bankers Trust Corporation of New York, BancOne Corporation, First Union Corporation, First Chicago Corporation, Key Corp, PNC Bank Corporation, Norwest Corporation, Wells Fargo & Co., Bank of New York, First Interstate, Fleet Financial Group, Inc., NBD Bancorp, Bank of Boston Corporation, SunTrust Banks, Inc., Barnett Banks, Inc., Republic New York Corporation, Wachovia Corporation, Mellon Bank Corporation, First Fidelity Bancorporation, Comerica, Inc., National City Corporation, Boatmen's Bancshares, CoreStates Financial Corporation, First Bank System, Inc., First of America, State Street Boston Corporation, U.S. Bancorp, Northern Trust Corporation, and Huntington Bancshares.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                       ------------------------------
              1989  1990   1991   1992   1993   1994
- -----------------------------------------------------
 NORWEST     $100.0 $96.5 $175.5 $213.3 $247.5 $244.4
- -----------------------------------------------------
 S&P 500     $100.0 $96.9 $126.3 $136.9 $149.5 $151.6
- -----------------------------------------------------
 PEER GROUP  $100.0 $78.9 $124.2 $171.0 $185.7 $178.2

- --------------------------------------------------------------------------------

COMPENSATION

  The following table sets forth the cash and noncash compensation earned or awarded for the last three years to the chief executive officer of the Corporation and the four other most highly compensated executive officers of the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM COMPENSATION
                                    ANNUAL COMPENSATION                      AWARDS
                       --------------------------------------------- -----------------------
         (A)           (B)     (C)        (D)            (E)              (F)         (G)           (I)
                                                                       RESTRICTED
 NAME AND PRINCIPAL                                  OTHER ANNUAL        STOCK      OPTIONS/     ALL OTHER
      POSITION         YEAR SALARY($) BONUS($)(1) COMPENSATION($)(2) AWARD(S)($)(3) SARS(#)  COMPENSATION($)(5)
 ------------------    ---- --------- ----------- ------------------ -------------- -------- ------------------
Richard M. Kovacevich  1994 $745,000  $2,155,000       $19,226          $460,487    633,610       120,540
 President and Chief   1993  700,000   1,596,875        26,230                 0    202,799       472,875
 Executive Officer     1992  625,000     786,000        13,425           195,688          0        75,000
Leslie S. Biller       1994  450,000     905,000        14,104                 0    245,756        67,740
 Executive             1993  430,000     879,531        20,231           408,750     47,050        46,590
 Vice President        1992  394,333     346,500        21,207           195,688    119,606        42,410
Kenneth R. Murray      1994  433,750     886,000        14,587                 0    273,108        64,485
 Executive             1993  425,000     841,531        22,908           408,750          0        46,538
 Vice President        1992  402,083     350,625        13,623           195,688     27,198        43,925
Daniel A. Saklad       1994  415,000     857,500        11,153                 0    246,861        62,040
 Executive             1993  396,667     819,531        25,681           408,750     43,698        43,105
 Vice President        1992  363,333     321,750        13,109           195,688     51,280        39,125
James R. Campbell      1994  363,750     753,000        19,034                 0    200,000        53,085
 Executive             1993  338,750     721,531        15,568           408,750          0        33,285
 Vice President        1992  320,000     216,000        14,254            97,344     86,080       131,148

- ---------------------
(1) The amounts shown for 1994 in column (d) represent that portion of the 1994 incentive compensation awards paid in cash to the named executive officers pursuant to the Corporation's "Performance-Based Compensation Policy for Covered Executive Officers" discussed above under the heading "Human Resources Committee Report on Executive Compensation."

(2) The amounts shown in column (e) represent amounts reimbursed to the named executive officers in the years 1992-1994 for the payment of taxes incurred in connection with perquisites. The named executive officers also received compensation in the form of certain perquisites and personal benefits in the years 1992-1994, the aggregate amount of which did not exceed $50,000 in each such year for any named executive officer.

(3) The shares of restricted common stock held by each of the persons named in the above table and the market value of such shares, based on the number of shares held and a closing market price of the Corporation's common stock of $23.375 per share as of December 30, 1994 (the last trading day prior to December 31, 1994), were as follows: Richard M. Kovacevich, 29,760 shares, $695,640; Leslie S. Biller, 39,840 shares, $931,260; Kenneth R. Murray, 39,840 shares, $931,260; Daniel A. Saklad, 39,840 shares, $931,260; James
    R. Campbell, 20,000 shares, $467,500. Dividends are paid on shares of restricted stock on the same dates and at the same rate as those paid to all holders of the Corporation's common stock. The dollar amount shown as a restricted stock award to Richard M. Kovacevich in 1994 constitutes that portion of his 1994 incentive compensation award payable in the form of restricted stock pursuant to the policy described in footnote (1) above and represents 19,700 shares of the Corporation's common stock valued as of December 30, 1994. All of the restricted stock awards vest over a period of three years, commencing in the fourth year after the date of the original award.

(4) The amount shown in column (i) for each named executive officer is the total of the Corporation's contributions to the Corporation's Savings-Investment Plan ("SIP"), a 401(k) plan in which all employees are eligible to participate, and contributions to the Corporation's Supplemental Savings-Investment Plan, a non-qualified supplemental executive retirement plan ("Supplemental SIP"). For the year ended December 31, 1994, the Corporation's contribution to SIP for each of the named executive officers was $9,240 (the maximum allowable contribution under SIP). The Corporation's contribution to Supplemental SIP for the year ended December 31, 1994, for such persons was as follows: Mr. Kovacevich, $111,300; Mr. Biller, $58,500; Mr. Murray, $55,245; Mr. Saklad, $52,800; and
   Mr. Campbell, $43,845.

OPTION GRANTS AND EXERCISES

  The following tables summarize for 1994 under the Corporation's 1985 Long-Term Incentive Compensation Plan option grants to and option exercises by the executive officers named in the Summary Compensation Table above, and the value of the options held by such persons at December 31, 1994:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                       POTENTIAL REALIZABLE
                                                                         VALUE AT ASSUMED
                                                                      ANNUAL RATES OF STOCK
                                                                      PRICE APPRECIATION FOR
                         INDIVIDUAL GRANTS                               OPTION TERM (3)
- --------------------------------------------------------------------- ----------------------
(A)                        (B)           (C)        (D)       (E)        (F)         (G)
                                      PERCENT OF
                                        TOTAL
                                     OPTIONS/SARS EXERCISE
                       OPTIONS/SARS   GRANTED TO  OR BASE
                       GRANTED (#)   EMPLOYEES IN  PRICE   EXPIRATION
NAME                      (1)(2)     FISCAL YEAR   ($/SH)     DATE      5%($)      10%($)
- ----                   ------------  ------------ -------- ---------- ---------- -----------
Richard M. Kovacevich    530,000         6.4%     $25.4375 7/26/2004  $8,478,679 $21,486,637
                         103,610(2)      1.2%      27.0625 7/23/2001   1,123,597   2,611,854
Leslie S. Biller         200,000         2.4%      25.4375 7/26/2004   3,199,501   8,108,165
                          45,756(2)      0.6%      26.0000 7/23/2001     482,073   1,122,601
Kenneth R. Murray        200,000         2.4%      25.4375 7/26/2004   3,199,501   8,108,165
                          73,108(2)      0.9%      22.3125 7/23/2001     622,420   1,435,861
Daniel A. Saklad         200,000         2.4%      25.4375 7/26/2004   3,199,501   8,108,165
                          46,861(2)      0.6%      24.5000 7/23/2001     449,565   1,041,249
James R. Campbell        200,000         2.4%      25.4375 7/26/2004   3,199,501   8,108,165

- --------------------
(1) Stock options have no value on the date of grant because the exercise price per share is equal to the market price per share of the Corporation's common stock on the date the option is granted. A stock option has value to the optionee in the future only if the market price of the Corporation's common stock at the time the option is exercised exceeds the exercise price.
(2) The indicated option grants are "accelerated ownership" options ("AOs") and are immediately exercisable. The general terms of AOs are described under the heading "Report of the Human Resources Committee on Executive Compensation." No SARs were granted in 1994.
(3) The dollar amounts under Columns (f) and (g) are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission (the "Commission"). Based on these 5% and 10% assumed annual rates of appreciation and a closing per share stock price of $23.375 for the Corporation's common stock on December 30, 1994 (the last trading day prior to December 31, 1994), the potential realizable value to the holders of all issued and outstanding shares on that date (309,144,857 shares), if such shares were held for an assumed 9.07 year period (a period equal to the weighted average remaining terms of the options shown above), would be $4.0 billion (based on the 5% rate) and $9.9 billion (based on the 10% rate). The potential realizable value over the option terms of the options included in the above table and the potential realizable values to stockholders on an aggregate basis over the assumed holding period are computed using the assumed rates set by the Commission and should not be viewed as, and are not intended to be, a forecast of possible future appreciation, if any, in the Corporation's stock price.

                       AGGREGATED OPTION/SAR EXERCISES IN
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

(A)                        (B)           (C)             (D)             (E)
                                                                      VALUE OF
                                                                     UNEXERCISED
                                                      NUMBER OF     IN-THE-MONEY
                                                     UNEXERCISED    OPTIONS/SARS
                                                   OPTIONS/SARS AT    AT FISCAL
                                                   FISCAL YEAR END  YEAR END (IN
                          SHARES                   (#) (IN SHARES)    DOLLARS)
                       ACQUIRED ON      VALUE        EXERCISABLE/   EXERCISABLE/
NAME                   EXERCISE (#) REALIZED($)(1) UNEXERCISABLE(2) UNEXERCISABLE
- ----                   ------------ -------------- ---------------- -------------
Richard M. Kovacevich    138,000      $1,729,306   306,409/530,000         $0/$0
Leslie S. Biller          60,000         688,122   238,934/200,000    529,875/ 0
Kenneth R. Murray         90,000         700,302   282,924/200,000  1,533,731/ 0
Daniel A. Saklad          60,000         598,122   181,559/200,000    554,632/ 0
James R. Campbell              0         688,122   287,798/200,000  2,463,435/ 0

- ---------------------
(1) Once a stock option becomes exercisable, the timing of the option exercise occurs at the discretion of the executive. If the value realized in column
    (c) is divided by the number of years between the date the option was granted and its exercise date, the annualized value realized by each of the executive officers named above would have been as follows: Mr. Kovacevich, $576,435; Mr. Biller, $229,374; Mr. Murray, $233,434; and Mr. Saklad,
    $199,374.


(2) Column (d) lists the total options held (stated as shares exercisable and unexercisable) for the named executive officers as of December 31, 1994. As of that date, such executive officers also beneficially held an aggregate of 1,668,852 shares of the Corporation's common stock. As a consequence, executive officers share with all stockholders the risk of future changes in the market value of the Corporation's common stock, which will depend upon, among other factors, the Corporation's future performance and such executive officer's contribution to that performance.

PENSION PLANS

  The Corporation's Pension Plan (the "Pension Plan") is a defined benefit plan covering all employees of the Corporation and participating subsidiaries who have attained age 21 and have worked at least 1,000 hours during a period specified in the plan. Employees do not contribute to the Pension Plan, and the contributions by the Corporation and its subsidiaries are not allocated to the accounts of the individual participants. Benefits under the Pension Plan are determined on the basis of age, years of service and compensation. A participant becomes vested upon completing 5 years of Vesting Service or having attained the age of 65.

  The monthly benefit at regular retirement age is a life annuity equal to 1.1% of final average monthly earnings up to the Integration Level and 1.6% of final average monthly earnings in excess of the Integration Level for each year of credited service. No more than 35 years of credited service is recognized under the Pension Plan. Under the provisions of the Pension Plan, the "Integration Level" for any year is determined by the following formula: ($1,400 x Social Security Wage Base for Current Year) divided by $48,000. Based on this formula, the Integration Level (stated as an amount per month) is $1,785 for participants retiring in 1995. For participants retiring in years after 1995 the Integration Level is indexed to increase at the same rate as the Social Security wage base. The benefit formula described above may be further amended effective January 1, 1989, to comply with regulations under the Tax Reform Act of 1986.

  A participant's final average earnings is the highest average monthly compensation paid during any 36 consecutive months within the last 120 months of employment. Compensation for purposes of the plan is the participant's basic compensation, including salary reduction amounts under Section 401(k) and
Section 125 of the Internal Revenue Code and payments made pursuant to designated incentive compensation plans of the Corporation, whether or not deferred under any deferral plan maintained by the Corporation.

  For the individual executive officers named in the Summary Compensation Table, the compensation recognized under the plan for 1994 is the amount shown in the table for the year 1994 as "Salary" (column (c)) and as "Bonus" (column
(d)). As of December 31, 1994, credited service for such persons was as follows: Mr. Kovacevich, 8 years, 10 months; Mr. Biller, 7 years, 4 months; Mr. Murray, 12 years; Mr. Saklad, 7 years, 5 months; Mr. Campbell, 30 years, 6 months.

  Effective January 1, 1994, compensation under the Pension Plan for purposes of a plan year is limited by the Internal Revenue Code to $150,000. In addition, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), places certain limitations on the annual pension that can be paid from a tax-qualified pension plan. The annual limit currently in effect is $120,000, but depending on when a participant retires, the annual benefit may exceed that amount. As permitted by ERISA, the Board of Directors has adopted a Supplemental Pension Plan under which amounts otherwise payable under the Pension Plan in excess of the Internal Revenue Code and ERISA limitations will be paid by the Corporation as an operating expense.

  The following table shows the estimated annual average retirement benefits payable under the Pension Plan and the Supplemental Pension Plan for individuals with various combinations of annualized final average compensation and years of credited service, without regard to the limitations imposed by the Internal Revenue Code and ERISA. The annual amounts shown below, as estimated and when paid, are not subject to offset by the amount of Social Security benefits.

                                     YEARS OF SERVICE AT RETIREMENT
  ANNUALIZED FINAL    -------------------------------------------------------------
AVERAGE COMPENSATION     10       15        20         25         30         35
- --------------------  -------- -------- ---------- ---------- ---------- ----------
 $  250,000           $ 38,929 $ 58,394 $   77,858 $   97,323 $  116,787 $  136,252
    500,000             78,929  118,394    157,858    197,323    236,787    276,252
    750,000            118,929  178,394    237,858    297,323    356,787    416,252
  1,000,000            158,929  238,394    317,858    397,323    476,787    556,252
  1,250,000            198,929  298,394    397,858    497,323    596,787    696,252
  1,500,000            238,929  358,394    477,858    597,323    716,787    836,252
  1,750,000            278,929  418,394    557,858    697,323    836,787    976,252
  2,000,000            318,929  478,394    637,858    797,323    956,787  1,116,252
  2,250,000            358,929  538,394    717,858    897,323  1,076,787  1,256,252
  2,500,000            398,929  598,394    797,858    997,323  1,196,787  1,396,252
  2,750,000            438,929  658,394    877,858  1,097,323  1,316,787  1,536,252
  3,000,000            478,929  718,394    957,858  1,197,323  1,436,787  1,676,252
  3,250,000            518,929  778,394  1,037,858  1,297,323  1,556,787  1,816,252
  3,500,000            558,929  838,394  1,117,858  1,397,323  1,676,787  1,956,252

  Lloyd P. Johnson, Chairman of the Board and a nominee for re-election as a director of the Corporation, has an agreement with the Corporation which provides for payments to him of the difference, if any, between the amount he will receive under the Corporation's Pension Plan and the amount he would have been entitled to receive under any Pension Plan of the Corporation selected by him in effect during the term of his employment. In addition, the agreement provides for certain supplemental retirement benefits, the amount of which will be determined by reference to the benefits Mr. Johnson actually receives from his former employer. If Mr. Johnson had retired on December 31, 1994, and received the maximum benefit available under this agreement, he would have been entitled to an annual early retirement benefit from the Corporation of approximately $290,000.

LONG TERM DISABILITY PLANS

  The executive officers named in the Summary Compensation Table are eligible to participate in the Corporation's Long Term Disability Plan, which is available to all employees of the Corporation. This plan covers compensation of up to $500,000 in salary and payments made under incentive compensation plans designated by the Chairman, the President, any Executive Vice President or any Senior Vice President of the Corporation. The plan provides a monthly benefit to an employee scheduled to work 20 or more hours per week who has elected to participate in the plan and who becomes totally disabled for more than 22 weeks. The monthly benefit equals 65% of the participant's average basic monthly compensation, up to a maximum monthly benefit (based on a maximum annual compensation of $500,000) of $27,083. The Corporation's Supplemental Long Term Disability Plan extends similar disability coverage for the base salaries earned by Richard M. Kovacevich and Lloyd P. Johnson in excess of $500,000. The monthly benefit payable under either plan may be subject to offset for other sources of income.

SEVERANCE AGREEMENTS

  The Corporation has entered into severance agreements with the five executive officers of the Corporation named in the Summary Compensation Table above. The purpose of these agreements is to encourage the officers to continue to carry out their duties in the event of a possible change of control of the Corporation. Under the terms of these agreements, the officers may become entitled to receive certain payments upon their termination of employment or if their job duties or compensation and benefits are substantially reduced within three years following a change of control of the Corporation. The maximum amount of payments is two times the sum of: (i) the officer's base salary rate,
(ii) the value of perquisites provided by the Corporation, and (iii) the officer's highest potential incentive compensation award or, in the case of Mr. Kovacevich, an amount equal to the two-year average of his incentive compensation payments. In addition, the agreements provide for the continuation of certain medical, dental and life insurance benefits for up to two years after termination. If payments received by any such officer as a result of a change of control result in an excise tax liability for such officer, the Corporation will also pay to the officer an additional amount equal to the excise tax plus a gross-up for additional income taxes, interest and penalties related to the excise tax. If a change of control and termination of employment had occurred on January 1, 1995, giving rise to payments under these severance agreements, the approximate amounts payable to the executive officers named in
the Summary Compensation Table would be as follows: Mr. Kovacevich, $         ;
Mr. Biller, $         ; Mr. Murray, $         ; Mr. Saklad, $         , and Mr.
Campbell, $         .

  The Corporation has a plan that provides severance pay to employees who are discharged from employment under certain circumstances. The amount of severance pay is based on years of service, job level, and the severance option selected by the employee. If Mr. Kovacevich had been discharged on January 1, 1995, the maximum amount payable under this policy would have been his base salary for a period of 18 months, plus life and health insurance benefits for 22 months. With respect to the other individuals named in the Summary Compensation Table herein, the maximum amount payable under this policy would have been their base salary plus benefits for the following periods: Mr. Biller, 16 months; Mr. Murray, 18 months; Mr. Saklad, 16 months; Mr. Campbell, 18 months. In addition, Mr. Kovacevich will be entitled to receive benefits consisting of a minimum payment of 12 months' salary (less the amount of any other severance payments to which he may be entitled under any severance plan of the Corporation then in effect) and a prorata portion of his incentive compensation, together with certain life and health insurance benefits, if his employment is terminated by the Corporation for a reason other than cause or if his job duties are substantially reduced and he resigns within 90 days thereafter.

               OTHER INFORMATION RELATING TO DIRECTORS, NOMINEES,
                       EXECUTIVE OFFICERS AND ASSOCIATES

LOAN TRANSACTIONS

  During the past year certain directors (in addition to those directors named below under the heading "Compensation Committee Interlocks and Insider Participation") and executive officers of the Corporation and/or one or more of their associates had banking transactions in the ordinary course of business with one or more of the bank subsidiaries of the Corporation. Such transactions included loans made in the ordinary course of business. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

  Certain executive officers and non-employee directors of the Corporation have also obtained mortgage loans from Norwest Mortgage, Inc. ("NMI"), a subsidiary of the Corporation. In connection with each of these loans and in accordance with its policy applicable to all employees and the Corporation's directors, NMI waived an origination fee equal to one percent of the loan amount for each executive officer. Daniel A. Saklad, an executive officer named in the Summary Compensation Table, obtained a mortgage loan through NMI. The highest balance
on this loan outstanding since January 1, 1994, was $          , the balance
outstanding on this loan on December 31, 1994 was $          , and the annual
interest rate was     %. Gerald J. Ford, a director of the Corporation and
nominee for re-election, had a personal loan outstanding from Ford Bank Group, Inc., an indirectly wholly-owned subsidiary of the Corporation. The highest balance outstanding on this loan since January 1, 1994 was $1,255,930 and the
annual interest rate was    %. Mr. Ford repaid this loan in full in          ,
1994. In addition,       other executive officers and     non-employee
directors of the Corporation were indebted to NMI in the aggregate amount of
$         , representing mortgage loans with interest rates ranging from      %
to     % per annum. As of February 28, 1995, of the mortgage loans indicated
above,     have been sold by NMI in the secondary real estate mortgage market and one was sold by NMI to Norwest Bank Minnesota, N.A.

  In addition, one other executive officer of the Corporation had a personal loan outstanding from Norwest Capital Markets, Inc. ("NCM"), a subsidiary of the Corporation. As of December 31, 1994, the outstanding balance of the loan was $200,000, which amount was also the highest outstanding loan balance since January 1, 1994. The loan bears interest at a floating rate equal to one percent (1%) in excess of the base lending rate from time to time of Norwest Bank Minnesota, N.A. The annual interest rate charged on this loan during 1994 was 9.5%. The loan is secured by a security interest to NCM in all shares of the Corporation's common stock obtained by the executive officer from the exercise of stock options up to a total value equal to 120% of the outstanding balance of the loan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Human Resources Committee (the "Committee") determines annually the compensation to be paid to the Corporation's chief executive officer and other executive officers, including the executive officers named in the Summary Compensation Table. The members of the Committee are Pierson M. Grieve (Chair), Charles M. Harper, Richard D. McCormick, John E. Pearson, and Michael W. Wright. During 1994, Richard D. McCormick and Michael W. Wright had banking transactions in the ordinary course of business with one or more of the bank subsidiaries of the Corporation. Such transactions involved loans made in the ordinary course of business. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

CERTAIN TRANSACTIONS WITH RESPECT TO DIRECTORS

  Gerald J. Ford. In January, 1994, the Corporation acquired First United Bank Group, Inc. ("First United") pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), by the merger of First United into GST Co. ("GST"), a wholly-owned subsidiary of the Corporation, in exchange for shares of the Corporation's common stock (the "Merger"). Gerald J. Ford, who is a nominee for re-election as a director of the Corporation, served as Chairman, Chief Executive Officer, and a director of First United until the Merger. Certain information about Mr. Ford, as well as information regarding certain transactions entered into between the Corporation and him or a company of which he is a stockholder, a director and an executive officer, in connection with
the Merger, is set forth below. See also pages   and    of this proxy statement
for additional information about Mr. Ford.

  Under the terms of the Merger Agreement and as a condition to First United's completion of the Merger, the Corporation agreed to expand its Board of Directors by one member upon consummation of the Merger and to appoint Mr. Ford as a director to fill the vacancy created by the increase. Mr. Ford was appointed a director of the Corporation as of January 14, 1994, the effective date of the Merger, and was elected as a director by the stockholders of the Corporation at the 1994 annual meeting. In addition, the Corporation has agreed pursuant to the Merger Agreement to publicly support and nominate Mr. Ford for election to the Corporation's Board of Directors at any meeting of its stockholders called for the purpose of electing directors and held prior to January 14, 1997.

  Mr. Ford also serves as Chairman of the Board, Chief Executive Officer, and a director of First Nationwide Bank, a Federal Savings Bank, , in Dallas, Texas, and is a principal shareholder of, the Chairman and a director of its parent bank holding company, under a waiver of the Depository Institutions Management Interlocks Act granted by the Federal Home Loan Bank Board ("FHLBB"), as operating head of the Federal Savings and Loan Insurance Corporation ("FSLIC"). Mr. Ford has obtained confirmation from the Office of Thrift Supervision, as successor to FSLIC, that the waiver continues to allow Mr. Ford to serve as a director of the Corporation and of First Nationwide.

  After the execution of the Merger Agreement with First United and prior to the completion of the Merger, the Corporation guaranteed repayment of a $20 million line of credit from a third-party bank. The purpose of this line of credit was to provide financing to complete two pending bank acquisitions in Texas by an indirect bank holding company subsidiary of First United and to enable First United to repurchase its outstanding Series B Floating Rate Cumulative Preferred Stock (the "Series B Preferred Stock") and a related stock warrant (the "Series B Warrant") as required by the Merger Agreement. Fifteen million dollars was advanced in October 1993 on this line of credit to complete the pending bank acquisitions in Texas. The remaining $5 million balance of the line of credit was advanced in January 1994 prior to the Merger to First United to finance a portion of the repurchase price for the Series B Preferred Stock and Series B Warrant. The line of credit was repaid in full and the Corporation's guaranty was discharged in February 1994.

  Prior to the Merger, First United and Madison Financial, Inc. ("Madison Financial") each owned a 50% undivided interest in a 1985 IAI Westwind I jet airplane. Mr. Ford is the Chairman, Chief Executive Officer, a director and a stockholder of Madison Financial. In connection with consummation of the Merger in January, 1994 and as a condition thereto, First United sold its interest in the airplane to Madison Financial for its appraised value of $850,000. First United was also released upon the sale from its obligations under a security agreement with the third-party bank that provided financing for the original purchase of the airplane.

  Also in connection with the Merger, the Corporation sold and Mr. Ford purchased certain artwork owned by First United for its appraised value of approximately $105,000.

  Richard S. Levitt. Norwest Financial Maryland, Inc. ("NFM"), a wholly-owned subsidiary of Norwest Financial, Inc. ("NFI"), and an indirect wholly-owned subsidiary of the Corporation, leases office space under a lease having a term of six years from MB Limited Partnership ("MB"), and is currently negotiating a lease for additional office space for a term of five years from AF Limited Partnership ("AF"). The current lease is, and it is proposed that the new lease be, guaranteed by NFI.

  NFM's existing lease with MB provides for a total minimum guaranteed rent over the lease term of $129,412, plus estimated operating expenses of approximately $7,227 annually. NFM's proposed lease with AF, if entered into on such terms, provides for a total minimum guaranteed rent over the lease term of approximately $148,530, plus estimated operating expenses of $3,800 annually.

  The general partner of both MB and AF is Nellis Corporation ("Nellis"). Richard S. Levitt, a nominee for re-election as a director, is the Chairman and Chief Executive Officer of Nellis; two of Mr. Levitt's sons are also officers
of Nellis. Mr. Levitt and his sons together own or control approximately    %
of the outstanding voting stock of Nellis. In addition, the sole limited partners of MB and AF are trusts, the beneficiaries of which are descendents of Mr. Levitt. In the opinion of the management of NFM and NFI and the management of the Corporation, the terms of the lease and the proposed lease are fair and reasonable with respect to NFM and NFI.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, certain officers, and any persons holding more than 10% of the Corporation's common stock to report their initial ownership of the Corporation's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Corporation is required to disclose in this proxy statement any failure to file by these dates during 1994. All of these filing requirements were satisfied, except that Richard M. Kovacevich, an executive officer and a director of the Corporation, filed late reports relating to the purchase of an aggregate of 2,495 shares of common stock by the sole corporate trustee of a trust of which Mr. Kovacevich is a beneficiary. The corporate trustee used dividends paid on shares of the Corporation's common stock held by the trust to purchase these additional shares. In making these disclosures, the Corporation has relied on written representations of its directors and officers and copies of the reports that they have filed with the Commission.

                    ITEM 2. PROPOSAL TO APPROVE AN AMENDMENT
                  TO THE RESTATED CERTIFICATE OF INCORPORATION
                         TO AUTHORIZE PREFERENCE STOCK

PROPOSED AMENDMENT

  The Corporation's Restated Certificate of Incorporation, as amended, (the "Restated Certificate") currently authorizes the issuance of a total of 505,000,000 shares of capital stock, consisting of 5,000,000 shares of preferred stock without par value and 500,000,000 shares of common stock with a par value of $1 2/3 per share. As of March 7, 1995, the Corporation currently
had             shares of common stock outstanding, and         shares of
preferred stock outstanding, divided into four series. Of the four outstanding series of preferred stock, three series were issued for general corporate financing purposes and the remaining series was issued to fund the Corporation's Savings Investment Plan.

  The Corporation's Board of Directors recommends that the Corporation's stockholders approve an amendment (the "Amendment") to the Corporation's Restated Certificate that would authorize a new class of capital stock consisting of a total of 4,000,000 shares to be denominated "Preference Stock," which may be issued upon the authority of the Board of Directors, and which would have the powers, preferences, rights, qualifications, limitations, and restrictions as are set forth in the Amendment, and as the Board of Directors may from time to time fix by one or more resolutions, provided that each share shall not be entitled to more than one vote per share.

  If the Amendment is adopted, the total number of shares of stock the Corporation would be authorized to issue would be increased to 509,000,000, consisting of 500,000,000 shares of common stock, 5,000,000 shares of preferred stock, and 4,000,000 shares of Preference Stock.

  Set forth below is a summary of the terms of the proposed Amendment, which summary is qualified in its entirety by the text of the Amendment attached to this proxy statement as Exhibit A.

REASONS FOR AMENDMENT

  Under the proposed Amendment, the Board would be authorized to issue, at any time or from time to time, of one or more series of Preference Stock. In addition, the Board of Directors would have the authority to determine the designations, and the relative rights and preferences of such stock, including, but not limited to, dividend rights, redemption prices and conditions, sinking fund provisions, liquidation preferences, conversion features, priority, and transfer restrictions, if any; the voting rights, if any, provided that the holders of shares of Preference Stock would not be entitled to more than one vote per share; and other preferences, powers, qualifications, special or relative rights and privileges and limitations or restrictions of such preferences or rights. Holders of shares of the capital stock of the Corporation would have no preemptive rights to participate in any issuance of Preference Stock.

  The Board of Directors believes that approval of the Amendment to authorize the Preference Stock will provide flexibility for future financings by the Corporation. The proposed shares of Preference Stock could be issued in one or more public or private transactions for any proper corporate purpose, including the acquisition of other businesses, the raising of additional capital for use in the Corporation's business, stock splits, the payment of stock dividends or other distributions in shares of stock, or in connection with employee stock plans. While the Corporation currently has no arrangements, understandings or commitments with respect to the issuance of any of the additional shares, it is considered advisable to have the authorization to issue such additional shares in order to enable the Corporation, as the need may arise, to move promptly to take advantage of market conditions and the availability of other favorable opportunities. If the Amendment is approved, the Board will be able to specify the precise characteristics of the Preference Stock to be issued, depending on current market conditions and the nature of specific transactions. However, under existing New York Stock Exchange regulations, approval of a majority of the holders of common stock would nevertheless be required in connection with a proposed issuance of a series of Preference Stock convertible into or exercisable for common stock (other than in a public offering for cash) (i) if the number of shares of common stock to be issued upon conversion, or exercise of such series of Preference Stock will have voting power equal to or in excess of 20% of the voting power outstanding before such conversion or exercise; (ii) if the number of shares of common stock to be issued upon conversion or exercise of such series of Preference Stock is or will be equal to or in excess of 20% of the number of shares of common stock outstanding prior to such conversion or exercise; or (iii) if the issuance would result in a change in control of the Corporation.

  Even though the voting rights of the Preference Stock are limited as described above, under certain circumstances the issuance of shares of Preference Stock could be used to make any attempt to gain control of the Corporation or the Board of Directors more difficult or time-consuming. The Corporation currently has in effect a plan pursuant to which common stockholders will receive as a dividend the right to purchase one four-hundredth of a share of the Corporation's authorized Series conversion or exercise; Participating Preferred Stock in the event of certain acquisitions or tender offers. The Board does not intend to issue shares of the Preference Stock for an anti-takeover purpose including, without, limitation, to implement any stockholders' rights plan or with features intended to make an attempted acquisition of the Corporation more difficult or costly or to any individual or group for the purpose of creating a block of voting power to support management on a controversial issue.

ACTION BY STOCKHOLDERS

  The Board of Directors believes that, as proposed, the authorization of 4,000,000 shares Preference Stock is in the best interest of the stockholders and the Corporation. Approval of this proposal requires a vote in favor of the Amendment by the holders of a majority of the Corporation's outstanding shares of common stock.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
   FOR THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE TO AUTHORIZE
                                PREFERENCE STOCK

                        ITEM 3. APPOINTMENT OF AUDITORS

  At the meeting a vote will be taken on the proposal to ratify the appointment by the Board of Directors of KPMG Peat Marwick, independent certified public accountants, as auditors of the Corporation and its subsidiaries for the year ending December 31, 1995. KPMG Peat Marwick LLP or its predecessors have examined the accounts of the Corporation annually since 1931.

  Representatives of KPMG Peat Marwick LLP are expected to be present at the annual meeting of stockholders on April 25, 1995, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the annual meeting of stockholders to be held in 1996 must be received by the Secretary of the Corporation, at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026, no later than November 22, 1995.

                                 ANNUAL REPORTS

  The Annual Report of the Corporation for the year 1994, including financial statements, has been sent to stockholders. THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER, ON WRITTEN REQUEST, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR 1994, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. If a stockholder requests copies of any exhibits to such Form 10-K, the Corporation will require the payment of a fee covering its reasonable expenses. A written request should be addressed to the Secretary, Norwest Corporation, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026.

                                        By Order of the Board of Directors,

                                        [ART]

                                        LAUREL A. HOLSCHUH
                                        Secretary

March 21, 1995

                                                                       EXHIBIT A

                         PROPOSED AMENDMENT TO RESTATED
                        CERTIFICATE OF INCORPORATION TO
                     AUTHORIZE A CLASS OF PREFERENCE STOCK

  RESOLVED that the paragraphs of ARTICLE FOURTH of the Restated Certificate of Incorporation, as amended, of Norwest Corporation through and including Section 8 thereof are hereby amended and restated in their entirety to read as follows:

    FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Five Hundred Nine Million (509,000,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock without par value, Four Million (4,000,000) shares of Preference Stock without par value and Five Hundred Million (500,000,000) shares of Common Stock of the par value of $1 2/3 per share.

    The designations and the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Preferred Stock, the Preference Stock and the Common Stock which are fixed by the Certificate of Incorporation and the express grant of authority to the Board of Directors of the corporation (hereinafter referred to as the "Board of Directors") to fix by resolution or resolutions the designations and the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Preferred Stock and the Preference Stock which are not fixed by the Certificate of Incorporation are as follows:

      1. The Preferred Stock may be issued at any time or from time to time in any amount, provided not more than 5,000,000 shares thereof shall be outstanding at any one time, as Preferred Stock of one or more series, as hereinafter provided. Each share of any one series of Preferred Stock shall be identical in all respects except as to the date from which dividends thereon may be cumulative, each series of Preferred Stock shall be distinctly designated by letter or descriptive words, and all series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 2 of this Article FOURTH. Shares of Preferred Stock shall be issued only as fully paid and non-assessable shares.

      The Preference Stock may be issued at any time or from time to time in any amount, provided not more than 4,000,000 shares thereof shall be outstanding at any one time, as Preference Stock of one or more series, as hereinafter provided. Each share of any one series of Preference Stock shall be identical in all respects except as to the date from which dividends thereon may be cumulative, each series of Preference Stock shall be distinctly designated by letter or descriptive words, and all series of Preference Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 2 of this Article FOURTH. Shares of Preference Stock shall be issued only as fully paid and non-assessable shares.

    2. Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time to issue the Preferred Stock as Preferred Stock of any series and the Preference Stock as Preference Stock of any series and, in connection with the creation of each such series, to fix by resolution or resolutions providing for the issue of shares thereof the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series so far as not inconsistent with the provisions of this Article FOURTH applicable to all series of Preferred Stock or Preference Stock, respectively, and to the full extent now or hereafter permitted by the laws of the State of Delaware, including the following:

      (a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

      (b) The annual rate or rates of dividends payable on shares of such series, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall be cumulative on the shares of such series, the preferences, restrictions, limitations and conditions upon the payment of dividends, and the dates on which dividends, if declared, shall be payable;

      (c) Whether shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      (d) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of such series;

      (e) Whether shares of such series shall have a purchase, retirement or sinking fund for the purchase, retirement, or redemption of shares of such series and, if so, the terms and provisions thereof;

      (f) Whether shares of such series shall have conversion privileges and, if so, the terms and provisions thereof, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

      (g) Whether shares of such series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms and provisions thereof; and

      (h) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

    3. The holders of the Preferred Stock of each series and the holders of the Preference Stock of each series, respectively, shall be entitled to receive such dividends, when and as declared by the Board of Directors, out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, payable on such dates as may be fixed in such resolution or resolutions. So long as there shall be outstanding any shares of Preferred Stock of any series or any shares of Preference Stock of any series entitled to cumulative dividends pursuant to the resolution or resolutions providing for the issue of such series, no dividend, whether in cash or property, shall be paid or declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the corporation, if at the time of making such payment, declaration, distribution, purchase, redemption or acquisition the corporation shall be in default with respect to any dividend payable on, or obligation to maintain a purchase, retirement or sinking fund with respect to or to redeem, shares of Preferred Stock of any series or shares of Preference Stock of any series. The foregoing provisions of this Section 3 shall not, however, apply to a dividend payable in Common Stock or to the acquisition of shares of Common Stock in exchange for, or through application of the proceeds of the sale of, shares of Common Stock.

    Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of Section 2 of this Article FOURTH, the Board of Directors may declare, out of any funds legally available therefor, dividends upon the then outstanding shares of Common Stock, and shares of Preferred Stock of any series and shares of Preference Stock of any series shall not be entitled to participate therein.

    4. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Preferred Stock of each series and the holders of the Preference Stock of each series shall be entitled to receive, out of the assets of the corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of the Common Stock, the amount per share fixed by the Board of Directors pursuant to Section 2 of this Article FOURTH, plus in each such case an amount equal to any cumulative dividends thereon to the date of final distribution to the holders of the Preferred Stock or to the holders of the Preference Stock, respectively; and the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series and the holders of the Preference Stock of any and all series, respectively, to participate ratably in all the assets of the corporation then remaining in accordance with their respective rights and preferences. If upon any liquidation, dissolution or winding up of the corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock or the holders of all outstanding shares of Preference Stock the full amounts to which they respectively shall be entitled, the holders of shares of Preferred Stock of all series and the holders of shares of Preference Stock of all series, respectively, shall participate ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Preferred Stock or shares of Preference Stock held by them upon such distribution if all amounts payable in respect of the Preferred Stock of all series or the Preference Stock of all series, respectively, were paid in full. Neither the statutory merger nor consolidation of the corporation into or with any other corporation, nor the statutory merger or consolidation of any other corporation into or with the corporation, nor a sale, transfer or lease of all or any part of the assets of the corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Section 4.

    5. The corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Stock of any series or of the Preference Stock of any series at the price or prices and on the terms and conditions provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series.

    6. Anything herein or in any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock or any series of Preference Stock contained to the contrary notwithstanding, the rights of the holders of all classes of stock of the corporation in respect of dividends and purchase, retirement or sinking funds, if any, shall at all times be subject to the power of the Board of Directors from time to time to set aside such reserves and to make such other provisions, if any, as the Board of Directors shall deem to be necessary or advisable for working capital, for expansion of the corporation's business (including the acquisition of real and personal property for that purpose) and for any other purpose of the corporation.

    7. Except as otherwise provided by the statutes of the State of Delaware or by the Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock or any series of Preference Stock, the holders of the Preferred Stock and the holders of the Preference Stock shall have no right to vote. The holders of the Preferred Stock and the holders of the Preference Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent. The holders of shares of Preference Stock shall not be entitled to more than one vote per share.

    8. Except as otherwise provided by the statutes of the State of Delaware or by the Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock or any series of Preference Stock, the vote of the holders of all or any portion of any class of stock, as a class, shall not be required for any action whatsoever to be taken or authorized by the stockholders of the corporation, including any amendment of the Certificate of Incorporation.

                                      LOGO
NC54228MSC94

                                [Front of Card]


NORWEST CORPORATION                                                       PROXY

- -------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING
                          ON TUESDAY, APRIL 25, 1995.

The shares of common stock of Norwest Corporation which you are entitled to vote on March 7, 1995, will be voted as you specify on this card.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 THROUGH 3.

By signing this proxy, you revoke all prior proxies and appoint Leslie S. Biller, James R. Campbell, Kenneth R. Murray and Daniel A. Saklad, and each of them, with full power of substitution, to vote your shares as specified on this card and on any other business which may properly come before the Annual Meeting or any adjournment thereof.

ITEM 1. ELECTION OF DIRECTORS. Nominees: David A. Christensen, Gerald J. Ford, Pierson M. Grieve, Charles M. Harper, William A. Hodder, Lloyd P. Johnson, Reatha Clark King, Richard M. Kovacevich, Richard S. Levitt, Richard D. McCormick, Cynthia H. Milligan, Ian M. Rolland, Stephen E. Watson and Michael W. Wright.

                                         [_]  FOR  [_]  WITHHOLD FOR ALL

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

- -------------------------------------------------------------------------------
          (Continued, and to be signed and dated, on the reverse side)


                                [Back of card]



ITEM 2.  APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF
         INCORPORATION to authorize a new class of capital stock consisting of 4,000,000 shares of Preference Stock.

             [_]     FOR    [_]    AGAINST    [_]    ABSTAIN


ITEM 3. RATIFICATION OF APPOINTMENT OF KPMG PEAT MARWICK as auditors.

             [_]     FOR    [_]    AGAINST    [_]    ABSTAIN


P                                      Dated_____________________________, 1995
R
O
X
Y                                      ________________________________________
                                       Signature


                                       ________________________________________
                                       Signature

Please sign exactly as your name(s) appear above. In the case of joint owners, each should sign. If signing as executor, trustee, guardian, or in any other representative capacity or as an officer of a corporation, please indicate your full title as such.

                                [Front of Card]

NORWEST CORPORATION                                                       PROXY

- -------------------------------------------------------------------------------

                  NORWEST CORPORATION SAVINGS-INVESTMENT PLAN
                      CONFIDENTIAL VOTING INSTRUCTIONS TO
             NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, TRUSTEE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING
                           ON TUESDAY, APRIL 25, 1995

I hereby direct that the voting rights pertaining to the stock of Norwest Corporation held by the Trust and allocable to my account under the above Plan, as of December 31, 1994, shall be exercised at the Annual Meeting of Stockholders of said Corporation to be held April 25, 1995, and at any adjournment thereof, as specified on this instruction card and also on any other business as may properly come before said meeting or any adjournment thereof.

This instruction card must be returned to Norwest Bank Minnesota, National Association by April 21, 1995, if your instructions are to be honored. Norwest Bank Minnesota, National Association will tabulate the instructions from all Participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the Trust according to the ratios so determined.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 THROUGH 3.

ITEM 1. ELECTION OF DIRECTORS. Nominees: David A. Christensen, Gerald J. Ford, Pierson M. Grieve, Charles M. Harper, William A. Hodder, Lloyd P. Johnson, Reatha Clark King, Richard M. Kovacevich, Richard S. Levitt, Richard D. McCormick, Cynthia H. Milligan, Ian M. Rolland, Stephen E. Watson and Michael W. Wright.

                                         [_]  FOR  [_]  WITHHOLD FOR ALL

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)


- -------------------------------------------------------------------------------
          (Continued, and to be signed and dated, on the reverse side)


                                [Back of Card]


ITEM 2.  APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF
         INCORPORATION to authorize a new class of capital stock consisting of 4,000,000 shares of Preference Stock.

             [_]     FOR    [_]    AGAINST    [_]    ABSTAIN

ITEM 3. RATIFICATION OF APPOINTMENT OF KPMG PEAT MARWICK as auditors.

             [_]     FOR    [_]    AGAINST    [_]    ABSTAIN

P                                      Dated_____________________________, 1995
R
O
X
Y                                      ________________________________________
                                       Signature


                                       ________________________________________
                                       Signature

Please sign exactly as your name(s) appear above. In the case of joint owners, each should sign. If signing as executor, trustee, guardian, or in any other representative capacity or as an officer of a corporation, please indicate your full title as such.